Exhibit 10.1

TERM LOAN AGREEMENT

dated as of January 9, 2023

among

DIGITAL REALTY TRUST, L.P.,

as Borrower,

DIGITAL REALTY TRUST, INC.,

DIGITAL DUTCH FINCO B.V.,

DIGITAL EURO FINCO, LLC

and

THE ADDITIONAL GUARANTORS PARTY HERETO,

as Guarantors,

THE INITIAL LENDERS

as Initial Lenders

and

BANK OF AMERICA, N.A.,

as Administrative Agent,

with

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A,

CAPITAL ONE, N.A.,

DEUTSCHE BANK SECURITIES INC.,

MIZUHO BANK, LTD.,

OVERSEA CHINESE BANKING CORPORATION LIMITED - LOS ANGELES AGENCY,

PNC BANK, NATIONAL ASSOCIATION,

RAYMOND JAMES BANK,

SUMITOMO MITSUI BANKING CORPORATION,

THE BANK OF CHINA, LOS ANGELES BRANCH,

THE BANK OF NOVA SCOTIA,

TD SECURITIES (USA) LLC,

DBS BANK LTD. and

CITIBANK, N.A.,

as Joint Lead Arrangers

BOFA SECURITIES, INC. and

JPMORGAN CHASE BANK, N.A,

as Joint Bookrunners

CAPITAL ONE, N.A.,

DEUTSCHE BANK SECURITIES INC.,

MIZUHO BANK, LTD.,

OVERSEA CHINESE BANKING CORPORATION LIMITED - LOS ANGELES AGENCY,

PNC BANK, NATIONAL ASSOCIATION,

RAYMOND JAMES BANK,

SUMITOMO MITSUI BANKING CORPORATION,

THE BANK OF CHINA, LOS ANGELES BRANCH,

THE BANK OF NOVA SCOTIA,

TD SECURITIES (USA) LLC,

DBS BANK LTD. and

CITIBANK, N.A.,

as Co-Documentation Agents

i

ii

SCHEDULES

Schedule I	-	Commitments and Lending Offices
Schedule II	-	Reserved
Schedule III	-	Reserved
Schedule IV	-	Reserved
Schedule V	-	Deemed Qualifying Ground Leases
Schedule VI	-	Reserved
Schedule VII	-	Short Term Leases
Schedule 4.01(n)	-	Surviving Debt
Schedule 9.02	-	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Exhibit A	-	Form of Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Guaranty Supplement
Exhibit D-1	-	Form of Assignment and Acceptance
Exhibit D-2	-	Form of Administrative Questionnaire
Exhibit E	-	Form of Unencumbered Assets Certificate
Exhibit F	-	Form of Notice of Loan Prepayment

iii

TERM LOAN AGREEMENT

TERM LOAN AGREEMENT dated as of January 9, 2023 (this “Agreement”) among DIGITAL REALTY TRUST, L.P., a Maryland limited partnership (the “Borrower” or the “Operating Partnership”), DIGITAL REALTY TRUST, INC., a Maryland corporation (the “Parent Guarantor”), DIGITAL DUTCH FINCO B.V., a Dutch private limited liability company, with corporate seat in Amsterdam, the Netherlands, registered with the Dutch Trade Register under number 76488535 (“Digital Finco”), DIGITAL EURO FINCO, LLC, a Delaware limited liability company (“Digital Euro”), any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 5.01(j) (the Additional Guarantors, together with the Parent Guarantor, Digital Finco and Digital Euro, the “Guarantors”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the “Initial Lenders”), and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the “Administrative Agent”) for the Lenders (as hereinafter defined), with BofA Securities, Inc. (“BofA Securities”), JPMorgan Chase Bank, N.A. (“JPMCB”), Capital One, N.A., Deutsche Bank Securities Inc., Mizuho Bank, Ltd., Oversea Chinese Banking Corporation Limited—Los Angeles Agency, PNC Bank, National Association, Raymond James Bank, Sumitomo Mitsui Banking Corporation, The Bank Of China, Los Angeles Branch, The Bank of Nova Scotia, TD Securities (USA) LLC, DBS Bank LTD. and Citibank, N.A., as Joint Lead Arrangers (the “Arrangers”), BofA Securities and JPMCB, as Joint Bookrunners (the “Bookrunners”), JPMCB, as Syndication Agent (the “Syndication Agent”), and Capital One, N.A., Deutsche Bank Securities Inc., Mizuho Bank, Ltd., Oversea Chinese Banking Corporation Limited—Los Angeles Agency, PNC Bank, National Association, Raymond James Bank, Sumitomo Mitsui Banking Corporation, The Bank Of China, Los Angeles Branch, The Bank of Nova Scotia, TD Securities (USA) LLC, DBS Bank LTD. and Citibank, N.A., as Co-Documentation Agents (the “Documentation Agents”).

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof and on the basis of the representations and warranties herein set forth, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accepting Lenders” has the meaning specified in Section 9.01(c).

“Additional Guarantor” has the meaning specified in Section 5.01(j).

“Adjusted EBITDA” means an amount equal to the EBITDA for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be, less an amount equal to the Capital Expenditure Reserve for all Assets; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during such four-fiscal quarter period, Adjusted EBITDA will be adjusted (a) in the case of an acquisition, by adding thereto an amount equal to the acquired Asset’s actual EBITDA (computed as if such Asset was owned or leased by the Parent Guarantor or one of its Subsidiaries for the entire four-fiscal quarter period) generated during the portion of such four-fiscal quarter period that such Asset was not owned or leased by the Parent Guarantor or such Subsidiary and (b) in the case of a disposition, by subtracting therefrom an amount equal to the actual EBITDA generated by the Asset so disposed of during such four-fiscal quarter period.

“Adjusted Net Operating Income” means, with respect to any Asset, (a) the product of (i) four (4) times (ii) (A) Net Operating Income attributable to such Asset less (B) the amount, if any, by which (1) 2% of all rental income (other than tenant reimbursements) from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be, exceeds (2) all management fees payable in respect of such Asset for such fiscal period less (b) the Capital Expenditure Reserve for such Asset; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during any fiscal quarter, Adjusted Net Operating Income will be adjusted (1) in the case of an acquisition, by adding thereto an amount equal to (A) four (4) times (B) the acquired Asset’s actual Net Operating Income (computed as if such Asset was owned or leased by the Parent Guarantor or one of its Subsidiaries for the entire fiscal quarter) generated during the portion of such fiscal quarter that such Asset was not owned or leased by the Parent Guarantor or such Subsidiary and (2) in the case of a disposition, by subtracting therefrom an amount equal to (A) four (4) times (B) the actual Net Operating Income generated by the Asset so disposed of during such fiscal quarter.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Advance” means any advance in respect of the Facility.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified in Section 2.10(g).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise. In no event shall the Administrative Agent or any Lender be deemed to be an Affiliate of the Borrower.

“Agent’s Spot Rate of Exchange” means, in relation to any amount denominated in any currency, and unless expressly provided otherwise, (a) the rate as determined by OANDA Corporation and made available on its website at www.oanda.com/currency/converter/ or (b) if customary in the relevant interbank market, the bid rate that appears on the Reuters (Page AFX= or Screen ECB37, as applicable) screen page for cross currency rates, in each case with respect to such currency on the date specified below in the definition of Equivalent, provided that if such service or screen page ceases to be available, the Administrative Agent shall use such other service or page quoting cross currency rates as the Administrative Agent determines in its reasonable discretion.

“Agreement” has the meaning specified in the recital of parties to this Agreement.

“Allowed Unconsolidated Affiliate Earnings” means distributions (excluding extraordinary or non-recurring distributions) received in cash from Unconsolidated Affiliates.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering including, without limitation, the United Kingdom Bribery Act of 2010 and the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Social Forces” has the meaning specified in Section 4.01(v).

“Applicable Authority” means (a) with respect to SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR, in each case acting in such capacity and (b) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity.

“Applicable Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Applicable Margin” means, at any date of determination, a percentage per annum determined by reference to the Debt Rating as set forth below:

Pricing Level	Debt Rating	Applicable Margin for Term SOFR Advances and Daily SOFR Advances (period from Closing Date through and including the Initial Maturity Date)	Applicable Margin for Base Rate Advances (period from Closing Date through and including the Initial Maturity Date)	Applicable Margin for Term SOFR Advances and Daily SOFR Advances (after the Extension Date (if any))	Applicable Margin for Base Rate Advances (after the Extension Date (if any))
I	>A-/A3	0.80%	0.00%	0.95%	0.00%
II	BBB+/Baa1	0.85%	0.00%	1.00%	0.00%
III	BBB/Baa2	0.95%	0.00%	1.10%	0.10%
IV	BBB-/Baa3	1.20%	0.20%	1.35%	0.35%
V	Lower than or equal to BB+/ Ba1 (or unrated)	1.60%	0.60%	1.75%	0.75%

The Applicable Margin for any Interest Period for all Advances comprising part of the same Borrowing shall be determined by reference to the Debt Rating in effect on the first day of such Interest Period; provided, however, that (a) the Applicable Margin shall initially be at Pricing Level III on the Closing Date, (b) no change in the Applicable Margin resulting from the Debt Rating shall be effective until three Business Days after the earlier to occur of (i) the date on which the Administrative Agent receives the certificate described in Section 5.03(k) and (ii) the Administrative Agent’s actual knowledge of an applicable change in the Debt Rating.

“Arrangers” has the meaning specified in the recital of parties to this Agreement.

“Asset Value” means, at any date of determination, (a) in the case of (i) any Technology Asset that is not a Short-Term Leased Asset, the Capitalized Value of such Asset or (ii) any Technology Asset that is a Short-Term Leased Asset, the Short-Term Leased Asset Book Value thereof; provided, however, that the Asset Value of each Technology Asset (other than an asset that is leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease), a former Development Asset or a former Redevelopment Asset) shall be limited, during the first 12 months following the date of acquisition thereof, to the greater of (x) the acquisition price thereof or (y)(I) in the case of any Technology Asset that is not a Short-Term Leased Asset, the Capitalized Value thereof or (II) in the case of any Technology Asset that is a Short-Term Leased Asset, the Short-Term Leased Asset Book Value thereof; provided further that an upward adjustment shall be made to the Asset Value of any Technology Asset (in the reasonable discretion of the Administrative Agent) as new Tenancy Leases are entered into in respect of such Asset in the ordinary course of business, (b)(i)(x) in the case of any Development Asset that is a Leased Asset other than a Short-Term Leased Asset or any Redevelopment Asset that is a Leased Asset other than a Short-Term Leased Asset, the Capitalized Value thereof or (y) in the case of any Development Asset that is a Short-Term Leased Asset or any Redevelopment Asset that is a Short-Term Leased Asset, the Short-Term Leased Asset Book Value thereof and (ii) in the case of any other Development Asset or Redevelopment Asset, the book value of such Asset determined in accordance with GAAP (but determined without giving effect to any depreciation), (c) in the case of any Unconsolidated Affiliate Asset that, but for such Asset being owned or leased by an Unconsolidated Affiliate (other than an asset that is leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease), a former Development Asset or a former Redevelopment Asset), would qualify as a Technology Asset under the definition thereof, (x) in the case of such an Unconsolidated Affiliate Asset other than a Short-Term Leased Asset, the JV Pro Rata Share of the Capitalized Value thereof or (y) in the case of such an Unconsolidated Affiliate Asset that is a Short-Term Leased Asset, the JV Pro Rata Share of the Short-Term Leased Asset Book Value thereof; provided, however, that the Asset Value of such Unconsolidated Affiliate Asset shall be limited, during the first 12 months following the date of acquisition thereof, to the JV Pro Rata Share of the greater of (i) the acquisition price thereof or (ii)(x) in the case of such an Unconsolidated Affiliate Asset other than a Short-Term Leased Asset, the Capitalized Value thereof or (y) in the case of such an Unconsolidated Affiliate Asset that is a Short-Term Leased Asset, the Short-Term Leased Asset Book Value thereof; provided further that an upward adjustment shall be made to Asset Value of any Unconsolidated Affiliate Asset described in this clause (c) (in the reasonable discretion of the Administrative Agent) as new leases, subleases, real estate licenses, occupancy agreements and rights of use are entered into in respect of such Asset in the ordinary course of business and (d) in the case of any Unconsolidated Affiliate Asset not described in clause (c) above, the JV Pro Rata Share of the book value of such Unconsolidated Affiliate Asset determined in accordance with GAAP (but determined without giving effect to any depreciation) of such Unconsolidated Affiliate Asset.

“Assets” means Technology Assets (including Leased Assets), Unconsolidated Affiliate Assets (including Leased Assets), Redevelopment Assets (including Leased Assets) and Development Assets (including Leased Assets).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D-1 hereto or any other form (including electronic documentation generated by use of an approved electronic platform) approved by the Administrative Agent.

“Auditor’s Determination” has the meaning specified in Section 7.09(g).

“Australian Dollars” and the “A$” sign each means lawful currency of Australia.

“Availability Period” means the period commencing on January 1, 2023 through and including January 23, 2023.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, the UK Bail-In Legislation and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank of America” has the meaning specified in the recital of parties to this Agreement.

“Bankruptcy Law” means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.07(e) hereof, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Advance” means an Advance that bears interest based on the Base Rate.

“Beneficial Ownership Certification” means, if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 9.21(b).

“Board of Directors” or a “director”, in relation to a Dutch entity, means its managing board (bestuur) or a managing director (bestuurder).

“BofA Securities” has the meaning specified in the recital of parties to this Agreement.

“Bond Debt” has the meaning specified in Section 5.01(j).

“Bond Issuance” means any offering or issuance of any Bonds or the acquisition of any Subsidiary that has Bonds outstanding.

“Bonds” means bonds, notes, loan stock, debentures and comparable debt instruments that evidence debt obligations of a Person.

“Bookrunners” has the meaning specified in the recital of parties to this Agreement.

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrowing” means a borrowing consisting of simultaneous Advances of the same Type made by the Lenders and, in the case of Term SOFR Advances, having the same Interest Period made by each of the Lenders pursuant to Section 2.01(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.

“Canadian Dollars” and the “CDN$” sign each means lawful currency of Canada.

“Capital Expenditure Reserve” means (a) with respect to any Asset on any date of determination when calculating compliance with the maximum Unsecured Debt exposure and minimum Unencumbered Assets Debt Service Coverage Ratio financial covenants, the product of (A) $0.25 times (B) the total number of net rentable square feet within such Asset and (b) at all other times, zero.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Capitalized Value” means (a) in the case of any Asset other than a Leased Asset, the Adjusted Net Operating Income of such Asset divided by 6.50%, and (b) in the case of any Leased Asset other than a Short-Term Leased Asset, the Adjusted Net Operating Income of such Asset divided by 8.75%.

“Cash Equivalents” means any of the following, to the extent owned by the Parent Guarantor or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens) and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States, (b) readily marketable direct obligations of any state of the United States or any political subdivision of any such state or any public instrumentality thereof having, at the time of acquisition, the highest rating obtainable from either Moody’s or S&P, (c) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers’ acceptances (foreign or domestic) in Sterling, Canadian Dollars, Swiss Francs, Euros, Hong Kong Dollars, Dollars, Singapore Dollars, Yen, Australian Dollars or Mexican Pesos that are issued by a bank: (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S&P, Moody’s or Fitch and (II) if a United States domestic bank, which is a member of the Federal Deposit Insurance Corporation, (d) commercial paper (foreign and domestic) in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, (e) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (f) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (e) foregoing.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act), directly or indirectly, of Voting Interests of the Parent Guarantor (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent Guarantor; or (b) during any consecutive twelve month period commencing on or after the Closing Date, individuals who at the beginning of such period constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election by the Board of Directors or whose nomination for election by the Parent Guarantor stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office, except for any such change resulting from (x) death or disability of any such member, (y) satisfaction of any requirement for the majority of the members of the Board of Directors of the Parent Guarantor to qualify under applicable law as independent directors, or (z) the replacement of any member of the Board of Directors who is an officer or employee of the Parent Guarantor with any other officer or employee of the Parent Guarantor or any of its Affiliates; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to direct, directly or indirectly, the management or policies of the Parent Guarantor; or (d) the Parent Guarantor ceases to be the general partner of the Operating Partnership; or (e) the Parent Guarantor ceases to be the legal and beneficial owner of all of the general partnership interests of the Operating Partnership.

“Closing Date” means the first Business Day during the Availability Period on which all conditions precedent set forth in Section 3.01 are satisfied or waived in accordance with Section 9.01.

“CME” means CME Group Benchmark Administration Limited.

“Commitment” means, as to each Lender, its obligation to make an Advance to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I or opposite such caption in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 9.02(b).

“Confidential Information” means information that any Loan Party furnishes to the Administrative Agent or any Lender in writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than by way of a breach of the confidentiality provisions of Section 9.12 or that is or becomes available to the Administrative Agent or such Lender from a source other than the Loan Parties or the Administrative Agent or any other Lender and not in violation of any confidentiality agreement with respect to such information that is actually known to Administrative Agent or such Lender.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with any of SOFR, Daily Simple SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions related thereto, including “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR”, “Term SOFR Screen Rate” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines, in consultation with the Borrower, that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary (after consultation with the Borrower) in connection with the administration of this Agreement and any other Loan Document).

“Consent Request Date” has the meaning specified in Section 9.01(b).

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Debt” means Debt of the Parent Guarantor and its Subsidiaries plus the JV Pro Rata Share of Debt of Unconsolidated Affiliates that, in each case, is included as a liability on the Consolidated balance sheet of the Parent Guarantor in accordance with GAAP, minus unrestricted cash and Cash Equivalents on hand of the Parent Guarantor and its Subsidiaries in excess of $35,000,000 or its Equivalent.

“Consolidated Secured Debt” means Secured Debt of the Parent Guarantor and its Subsidiaries that is included as a liability on the Consolidated balance sheet of the Parent Guarantor in accordance with GAAP.

“Contingent Obligation” means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation (and without duplication), (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith, all as recorded on the balance sheet or on the footnotes to the most recent financial statements of such Person in accordance with GAAP.

“Controlled Joint Venture” means any (a) Unconsolidated Affiliate in which the Parent Guarantor or any of its Subsidiaries (i) holds a majority of Equity Interests and (ii) after giving effect to all buy/sell provisions contained in the applicable constituent documents of such Unconsolidated Affiliate, controls all material decisions of such Unconsolidated Affiliate, including without limitation the financing, refinancing and disposition of the assets of such Unconsolidated Affiliate, or (b) Subsidiary of the Operating Partnership that is not a Wholly-Owned Subsidiary.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02 or 2.07.

“Covered Entity” has the meaning specified in Section 9.21(b).

“Covered Party” has the meaning specified in Section 9.21(a).

“Cross-stream Guaranty” has the meaning specified in Section 7.09(g).

“Customary Carve-Out Agreement” has the meaning specified in the definition of Non-Recourse Debt.

“Daily Simple SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily Simple SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Daily SOFR Advance” means an Advance that bears interest based on Daily Simple SOFR.

“Danish Guarantor” has the meaning specified in Section 7.09(t).

“Debt” of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than 60 days or that are subject to a Good Faith Contest, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (but excluding for the avoidance of doubt (i) regular quarterly dividends, (ii) periodic capital gains distributions and (iii) special year-end dividends made in connection with maintaining the Parent Guarantor’s status as a REIT and allowing it to avoid income and excise taxes) in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Net Agreement Value thereof, (i) all Contingent Obligations of such Person with respect to Debt and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations; provided, however, that (A) in the case of the Parent Guarantor and its Subsidiaries “Debt” shall also include, without duplication, the JV Pro Rata Share of Debt for each Unconsolidated Affiliate and (B) for purposes of computing the Leverage Ratio, “Debt” shall be deemed to exclude Redeemable Preferred Interests issued as trust preferred securities by the Parent Guarantor and the Operating Partnership to the extent the same are by their terms subordinated to the Facility and not Redeemable until after the Maturity Date, as of the date of such computation.

“Debt for Borrowed Money” of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person; provided, however, that in the case of the Parent Guarantor and its Subsidiaries “Debt for Borrowed Money” shall also include, without duplication, the JV Pro Rata Share of Debt for Borrowed Money for each Unconsolidated Affiliate; provided further that as used in the definition of “Fixed Charge Coverage Ratio”, in the case of any acquisition or disposition of any direct or indirect interest in any Asset (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be, the term “Debt for Borrowed Money” (a) shall include, in the case of an acquisition, an amount equal to the Debt for Borrowed Money directly relating to such Asset existing immediately following such acquisition (computed as if such indebtedness in respect of such Asset was in existence for the Parent Guarantor or such Subsidiary for the entire four-fiscal quarter period), and (b) shall exclude, in the case of a disposition, an amount equal to the actual Debt for Borrowed Money to which such Asset was subject to the extent such Debt for Borrowed Money was repaid or otherwise terminated upon the disposition of such Asset during such four-fiscal quarter period.

“Debt Rating” means, as of any date, the rating that has been most recently assigned by either S&P, Fitch or Moody’s, as the case may be, to the long-term senior unsecured non-credit enhanced debt of the Parent Guarantor or, if applicable, to the “implied rating” of the Parent Guarantor’s long-term senior unsecured credit enhanced debt. For purposes of the foregoing, (a) if any rating established by S&P, Fitch or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change and (b) if S&P, Fitch or Moody’s shall change the basis on which ratings are established, each reference to the Parent Guarantor’s Debt Rating announced by S&P, Fitch or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P, Fitch or Moody’s, as the case may be. For the purposes of determining the Applicable Margin, (i) if the Parent Guarantor has three ratings and such ratings are split, then, if the difference between the highest and lowest is one level apart, it will be the highest of the three, provided that if the difference is more than one level, the average rating of the two highest will be used (or, if such average rating is not a recognized category, then the second highest rating will be used), (ii) if the Parent Guarantor has only two ratings, it will be the higher of the two, provided that if the ratings are more than one level apart, the average rating will be used (or, if such average rating is not a recognized category, then the higher rating will be used), and (iii) if the Parent Guarantor has only one rating assigned by either S&P or Moody’s, then the Debt Rating shall be such credit rating.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Right” has the meaning specified in Section 9.21(b).

“Defaulting Lender” means at any time, subject to Section 2.21(b), (i) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make an Advance or make any other payment due hereunder (each, a “funding obligation”) unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, (ii) any Lender that has notified the Administrative Agent or the Borrower, in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) any Lender that has, for three or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), (iv) any Lender that has become the subject of a Bail-In Action or (v) any Lender with respect to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company, provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by an Applicable Governmental Authority, or (y) if such Lender or its direct or indirect Parent Company is solvent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Parent Company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case so long as such ownership interest or appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Applicable Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender (provided, in each case, that neither the reallocation of funding obligations provided for in Section 2.21(a) as a result of a Lender being a Defaulting Lender nor the performance by Non-Defaulting Lenders of such reallocated funding obligations will by themselves cause the relevant Defaulting Lender to become a Non-Defaulting Lender; provided further that a Lender shall not be a Defaulting Lender solely by virtue of (I) the ownership or acquisition of any equity interest in that Lender or any direct or indirect Parent Company thereof by an Applicable Governmental Authority, or (II) if such Lender or its direct or indirect Parent Company is solvent, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Parent Company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed, in each case so long as such ownership interest or appointment, as applicable, does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States). Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (i) through (iv) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.

“Development Asset” means Real Property (whether owned or leased) acquired for development into a Technology Asset that, in accordance with GAAP, would be classified as a development property on a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries. For the avoidance of any doubt, Development Assets shall not constitute Technology Assets but assets that are leased by the Operating Partnership or a Subsidiary thereof as lessee pursuant to a lease (other than a ground lease) shall not be precluded from being Development Assets.

“Digital Euro” has the meaning specified in the recital of parties to this Agreement.

“Digital Finco” has the meaning specified in the recital of parties to this Agreement.

“Division” and “Divide” each refer to a division of a Delaware limited liability company into two or more newly formed limited liability companies pursuant to the Delaware Limited Liability Act.

“Documentation Agents” has the meaning specified in the recital of parties to this Agreement.

“Dollars” and the “$” sign each means lawful currency of the United States of America.

“EBITDA” means, for any period, without duplication, (a) the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items and the non-cash component of non-recurring items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, in each case of the Parent Guarantor and its Subsidiaries determined on a Consolidated basis and in accordance with GAAP for such period, and (vi) to the extent such amounts were deducted in calculating net income (or net loss), (A) losses from extraordinary, non-recurring and unusual items (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (B) expenses and losses associated with Hedge Agreements and (C) expenses and losses resulting from fluctuations in foreign exchange rates, plus (b) Allowed Unconsolidated Affiliate Earnings, plus (c) with respect to each Unconsolidated Affiliate, the JV Pro Rata Share of the sum of (i) net income (or net loss) (excluding gains (or losses) from extraordinary and unusual items), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense of such Unconsolidated Affiliate, and (vi) to the extent such amounts were deducted in calculating net income (or net loss) with respect to such Unconsolidated Affiliate, (A) losses from extraordinary, non-recurring and unusual items (including, without limitation, prepayment penalties and costs or fees incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)), (B) expenses and losses associated with Hedge Agreements and (C) expenses and losses resulting from fluctuations in foreign exchange rates, in each case determined on a consolidated basis and in accordance with GAAP for such period.

“ECP” means an eligible contract participant as defined in the Commodity Exchange Act.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate or Fund Affiliate of a Lender and (c) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Operating Partnership, each such approval not to be unreasonably withheld or delayed; provided, however, that the Operating Partnership shall be deemed to have consented to any such Person unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof; provided, further that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity” has the meaning specified in Section 7.09(t).

“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Equivalent” in Dollars of any amount in a currency other than Dollars on any date means the equivalent in Dollars of such other currency determined at the Agent’s Spot Rate of Exchange on the date falling two Business Days prior to the date of conversion or notional conversion, as the case may be.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the application for a minimum funding waiver pursuant to Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) with respect to any Plan, the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA resulting in a partial withdrawal by any Loan Party or any ERISA Affiliate from such Plan; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Escrow Agent” means Arnold & Porter Kaye Scholer LLP.

“Escrow Agreement” means that certain Escrow Agreement, dated as of October 25, 2022, among the Borrower, the Parent Guarantor, Digital Euro, Digital Finco, the Initial Lenders, the Administrative Agent and the Escrow Agent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euros” and “€” each means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community, as such treaty may be amended from time to time and as referred to in the EMU Legislation.

“Events of Default” has the meaning specified in Section 6.01.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” has the meaning specified in Section 2.12(a).

“Extension Date” has the meaning specified in Section 2.16.

“Extension Request” has the meaning specified in Section 2.16.

“Facility” means the unsecured senior term loan made to the Borrower by the Lenders pursuant to the terms of this Agreement in an aggregate maximum principal amount not to exceed the Commitments.

“Facility Exposure” means, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances.

“FATCA” has the meaning specified in Section 2.12(a).

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means each of or collectively as the context requires (i) the fee letter dated as of October 24, 2022 among the Operating Partnership, BofA Securities, JPMCB and Bank of America, and (ii) each other fee letter entered into between the Operating Partnership and an Arranger in connection with the Facility, as each of the same may be amended from time to time.

“Fiscal Year” means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Fitch” means Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. and any successor thereto.

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) Adjusted EBITDA to (b) the sum of (i) interest (including capitalized interest) payable in cash on all Debt for Borrowed Money plus (ii) scheduled amortization of principal amounts of all Debt for Borrowed Money payable (not including balloon maturity amounts) plus (iii) all cash dividends payable on any Preferred Interests (which, for the avoidance of doubt, shall include Preferred Interests structured as trust preferred securities), but excluding redemption payments or charges in connection with the redemption of Preferred Interests, in each case, of or by the Parent Guarantor and its Subsidiaries for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be, determined on a Consolidated basis for such period.

“Foreign Lender” has the meaning specified in Section 2.12(g).

“Foreign Subsidiary” means any Subsidiary of the Parent Guarantor (a) that is not incorporated or organized under the laws of any State of the United States or the District of Columbia, or (b) the principal assets, if any, of which are not located in the United States or are Equity Interests or other Investments in a Subsidiary described in clause (a) or (b) of this definition.

“French Guarantor” has the meaning specified in Section 7.09(f)(i).

“Fund Affiliate” means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“GAAP” has the meaning specified in Section 1.03.

“German GmbH Guarantor” has the meaning specified in Section 7.09(g).

“GmbHG” has the meaning specified in Section 7.09(g).

“Good Faith Contest” means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Hedge Agreement” means any Hedge Agreement not prohibited under Article V that, at the time of execution thereof, is entered into by and between a Loan Party and any Hedge Bank.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantied Party” or “Guarantied Parties” means the Administrative Agent, the Lenders and the Hedge Banks.

“Guarantors” has the meaning specified in the recital of parties to this Agreement; provided, however, that for so long as a TMK is prohibited under the TMK Law from guaranteeing the obligations of another Person, a TMK shall not be a Guarantor.

“Guaranty” means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j).

“Guaranty Supplement” means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit C hereto and otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, friable or damaged asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hedge Bank” means any Lender or an Affiliate of a Lender in its capacity as a party to a Guaranteed Hedge Agreement, whether or not such Lender or Affiliate ceases to be a Lender or Affiliate of a Lender after entering into such Guaranteed Hedge Agreement; provided, however, that so long as any Lender is a Defaulting Lender, such Lender will not be a Hedge Bank with respect to any Guaranteed Hedge Agreement entered into while such Lender was a Defaulting Lender.

“HGB” has the meaning specified in Section 7.09(g).

“Hong Kong Dollars” and the “HK$” sign each means lawful currency of Hong Kong.

“Immaterial Subsidiary” means a Subsidiary of the Parent Guarantor or the Operating Partnership that has total assets with a gross book value of less than U.S.$500,000 (or the Equivalent) in the aggregate; provided, however, that only such Subsidiaries having total assets with a gross book value of not more than U.S.$10,000,000 (or the Equivalent) in the aggregate may qualify as Immaterial Subsidiaries hereunder at any one time, and any other Subsidiaries that would otherwise have qualified as Immaterial Subsidiaries at such time shall be excluded from this definition.

“Indemnified Party” has the meaning specified in Section 7.06.

“Indemnified Taxes” has the meaning specified in Section 2.12(a).

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Initial Extension of Credit” means the initial Borrowing.

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Initial Maturity Date” means March 31, 2025.

“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, but utilizing the actuarial assumptions used in such Plan’s most recent valuation report.

“Interest Payment Date” means, (a) as to any Term SOFR Advance, the last day of each Interest Period applicable to such Advance and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Advance exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Advances, the last Business Day of each March, June, September and December and the Maturity Date and (c) for any Daily SOFR Advance, the last Business Day of each month and the Maturity Date.

“Interest Period” means, for each Term SOFR Advance, the period commencing on the date such Term SOFR Advance is disbursed or Converted or continued as a Term SOFR Advance and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Notice of Borrowing; provided, that:

(a) any Interest Period that would otherwise end on a day other than a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of “Debt” in respect of such Person.

“JPMCB” has the meaning specified in the recital of parties to this Agreement.

“JTC” means Jurong Town Corporation, a body corporate incorporated under the Jurong Town Corporation Act of Singapore.

“JTC Property” means an Asset located in Singapore that is ground leased from the JTC.

“JV Pro Rata Share” means, with respect to any Unconsolidated Affiliate at any time, the fraction, expressed as a percentage, obtained by dividing (a) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all Equity Interests in such Unconsolidated Affiliate held by the Parent Guarantor and any of its Subsidiaries by (b) the total book value in accordance with GAAP (but determined without giving effect to any depreciation) of all outstanding Equity Interests in such Unconsolidated Affiliate at such time.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Leased Asset” means a Technology Asset that is leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease) with a remaining term (including any unexercised extension options at the option of the tenant) of not less than 10 years from the date of determination and otherwise on market terms; provided, however, that the Administrative Agent may approve any Technology Asset that is subject to a lease with a remaining term (including any unexercised extension options at the option of the tenant) of less than 10 years but equal to or more than 5 years from the date of determination (any such Leased Asset, a “Short-Term Leased Asset”) and the Administrative Agent agrees that the Leases listed on Schedule VII are approved Short-Term Leased Assets.

“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject, other than via an Undisclosed Administration, of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (iii) such Lender or its Parent Company has become the subject of a Bail-in Action.

“Lenders” means (a) the Initial Lenders and (b) each Person that shall become a Lender hereunder pursuant to Section 9.07 in each case for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement but does not include the Administrative Agent in its capacity as the Administrative Agent.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Consolidated Debt of the Parent Guarantor and its Subsidiaries to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor, any easement, right of way or other encumbrance on title to real property, and, in relation to Dutch law, any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht).

“Loan Documents” means (a) this Agreement (including the schedules and exhibits hereto), (b) the Notes, (c) the Fee Letter, (d) each Guaranty Supplement, (e) each Guaranteed Hedge Agreement, (f) the Escrow Agreement and (g) each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement, in each case, as amended.

“Loan Modification Agreement” has the meaning specified in Section 9.01(c).

“Loan Modification Offer” has the meaning specified in Section 9.01(c).

“Loan Parties” means the Borrower and the Guarantors.

“Management Determination” has the meaning specified in Section 7.09(g).

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means any material adverse change in the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (c) the ability of any Loan Party to perform its material Obligations under any Loan Document to which it is or is to be a party.

“Material Contract” means each contract to which the Parent Guarantor or any of its Subsidiaries is a party that is material to the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole.

“Material Debt” means Recourse Debt of any Loan Party or any Subsidiary of a Loan Party that is outstanding in a principal amount (or, in the case of Debt consisting of a Hedge Agreement which constitutes a liability of the Loan Parties, in the amount of such Hedge Agreement reflected on the Consolidated balance sheet of the Parent Guarantor) of $200,000,000 (or the Equivalent thereof in any foreign currency) or more, either individually or in the aggregate; in each case (a) whether the primary obligation of one or more of the Loan Parties or their respective Subsidiaries, (b) whether the subject of one or more separate debt instruments or agreements, and (c) exclusive of Debt outstanding under this Agreement.

“Maturity Date” means the later of (i) the Initial Maturity Date and (ii) if the Initial Maturity Date is extended pursuant to Section 2.16, such extended maturity date as determined pursuant to such Section; provided, that if such date is not a Business Day, the Maturity Date shall be next succeeding Business Day.

“Maximum Rate” means the maximum non-usurious interest rate under applicable law.

“Maximum Unsecured Debt Percentage” means, on any date of determination, the then applicable percentage set forth in Section 5.04(b)(i).

“Mexican Pesos” or “Pesos” or “Ps$” each means the lawful currency of Mexico.

“Moody’s” means Moody’s Investors Services, Inc. and any successor thereto.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates are contributing sponsors or (b) any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates were previously contributing sponsors if such Loan Party or ERISA Affiliate would reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Negative Pledge” means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Obligations under or in respect of the Loan Documents; provided, however, that (a) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge, (b) any provision of any documents governing other senior Unsecured Debt of the Parent Guarantor or the Operating Partnership restricting the ability of any Loan Party to encumber its assets (exclusive of any outright prohibition on the ability of any Loan Party to encumber particular assets) shall be deemed to not constitute a Negative Pledge so long as such provision is generally consistent with a comparable provision of the Loan Documents, and (c) any change of control or similar restriction set forth in an Unconsolidated Affiliate agreement or in a loan document governing mortgage secured Debt shall not constitute a Negative Pledge.

“Net Agreement Value” means, with respect to all Hedge Agreements, the amount (whether an asset or a liability) of such Hedge Agreements on the Consolidated balance sheet of the Parent Guarantor; provided, however, that if Net Agreement Value would constitute an asset rather than a liability, then Net Agreement Value shall be deemed to be zero.

“Net Assets” has the meaning specified in Section 7.09(g).

“Net Operating Income” means (a) with respect to any Asset other than an Unconsolidated Affiliate Asset, the difference (if positive) between (i) the total rental revenue, tenant reimbursements and other income from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be, and (ii) all expenses and other proper charges incurred by the applicable Loan Party or Subsidiary in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, and (b) with respect to any Unconsolidated Affiliate Asset, the difference (if positive) between (i) the JV Pro Rata Share of the total rental revenue and other income from the operation of such Asset for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be, and (ii) the JV Pro Rata Share of all expenses and other proper charges incurred by the applicable Unconsolidated Affiliate in connection with the operation and maintenance of such Asset during such fiscal period, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP, provided that in no event shall Net Operating Income for any Asset be less than zero.

“Netherlands” refers to the part of the Kingdom of the Netherlands located in Europe (and all derivate terms, including “Dutch”, shall be construed accordingly).

“Non-Consenting Lender” has the meaning specified in Section 9.01(b).

“Non-Defaulting Lender” means, at any time, a Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Non-Recourse Debt” means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) or parcel(s) of real property and any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b)(i) the general credit of the Property-Level Subsidiary or its assets that has incurred such Debt for Borrowed Money, and/or the direct Equity Interests therein and/or (ii) the general credit of the immediate parent entity of such Property-Level Subsidiary or its assets, provided that such parent entity’s assets consist solely of Equity Interests in such Property-Level Subsidiary and any related assets, provided further that the instruments governing such Debt may include customary carve-outs to such limited recourse (any such customary carve-outs or agreements limited to such customary carve-outs, being a “Customary Carve-Out Agreement”) such as, for example, but not limited to, personal recourse to the borrower under such Debt for Borrowed Money and personal recourse to the Parent Guarantor or any Subsidiary of the Parent Guarantor for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental claims, damage to properties, non-payment of taxes or other liens despite the existence of sufficient cash flow, interference with the enforcement of loan documents upon maturity or acceleration, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of properties or ownership interests therein and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in non-recourse financings of real estate.

“Note” means a promissory note of the Borrower payable to any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

“Notice” has the meaning specified in Section 9.02(c).

“Notice of Borrowing” means a notice of (a) a Borrowing, (b) a Conversion of Advances from one Type to another, or (c) a continuation of Term SOFR Advances pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit B or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower (or a Responsible Officer of the general partner of the Borrower).

“Notice of Borrowing Deadline” means (i) 12:00 noon on the third Business Day prior to the date of the proposed Borrowing of, Conversion to or continuation of Term SOFR Advances or of any Conversion of Term SOFR Advances to Base Rate Advances or to Daily SOFR Advances and (ii) the requested date of any Borrowing of Base Rate Advances or Daily SOFR Advances.

“Notice of Loan Prepayment” means a notice of prepayment with respect to the Advances, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower (or a Responsible Officer of the general partner of the Borrower).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party, provided that in no event shall the Obligations of the Loan Parties under the Loan Documents include any Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 4.01(w).

“Operating Partnership” has the meaning specified in the recital of parties to this Agreement.

“Other Connection Taxes” means, with respect to any Lender or Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Term Loan or Loan Document).

“Other Taxes” has the meaning specified in Section 2.12(d).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guarantor” has the meaning specified in the recital of parties to this Agreement.

“Participant Register” has the meaning specified in Section 9.07(h).

“Patriot Act” has the meaning specified in Section 9.13.

“Payment Demand” has the meaning specified in Section 7.09(g).

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Amendments” has the meaning specified in Section 9.01(c).

“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent or which are the subject of a Good Faith Contest; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate unless, in the case of (i) or (ii) above, such liens are the subject of a Good Faith Contest; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) covenants, conditions and restrictions, easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (e) Tenancy Leases and other interests of lessees and lessors under leases of real or personal property made in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose or the value thereof; (f) any attachment or judgment Liens not resulting in an Event of Default under Section 6.01(g); (g) customary Liens pursuant to general banking terms and conditions; (h) any netting, cash-pooling, set-off or similar arrangement entered into in the normal course of banking arrangements for the purpose of netting debit and credit balances, (i) Liens in favor of any Guarantied Party pursuant to any Loan Document; and (j) anything which is a Lien that arises by operation of section 12(3) of the Australian PPS Act which does not in substance secure payment or performance of an obligation.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Platform” has the meaning specified in Section 9.02(b).

“Polish Guarantor” has the meaning specified in Section 7.09(q)(i).

“Post Petition Interest” has the meaning specified in Section 7.07(c).

“Potential Defaulting Lender” means, at any time, (a) any Lender with respect to which an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of such Lender, its Parent Company or any Subsidiary or financial institution affiliate thereof, (b) any Lender that has notified, or whose Parent Company or a Subsidiary or financial institution affiliate thereof has notified, the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement or credit agreement or other financing agreement, or (c) any Lender that has, or whose Parent Company has, a long-term non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Lender is a Potential Defaulting Lender under any of clauses (a) through (c) above will be conclusive and binding absent manifest error, and such Lender will be deemed a Potential Defaulting Lender (subject to Section 2.21(b)) upon notification of such determination by the Administrative Agent to the Borrower and the Lenders.

“Preferred Interests” means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person’s property and assets, whether by dividend or upon liquidation.

“Privacy Circular” has the meaning specified in Section 9.12.

“Processing Fee” means $3,500.

“Property-Level Subsidiary” means any Subsidiary of the Parent Guarantor or any Unconsolidated Affiliate that holds a direct fee or leasehold interest in any single building (or group of related buildings, including, without limitation, buildings pooled for purposes of a Non-Recourse Debt financing) or parcel (or group of related parcels, including, without limitation, parcels pooled for purposes of a Non-Recourse Debt financing) of real property and related assets and not in any other building or parcel of real property.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the aggregate principal amount of such Lender’s Advances at such time) and the denominator of which is the aggregate amount of the Lenders’ Commitments at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Facility Exposure at such time).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning specified in Section 9.21(b).

“QFC Credit Support” has the meaning specified in Section 9.21.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other Person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified French Intercompany Loan” has the meaning specified in Section 7.09(f)(ii).

“Qualified Institutional Investor” means a Qualified Institutional Investor (tekikaku kikan toshika) as defined in Article 2, Paragraph 3, item 1 of the Financial Instruments and Exchange Law (kinyu shohin torihiki ho) of Japan (Law No. 25 of 1948), Article 10, Paragraph 1 of the regulations relating to the definitions contained in such Article 2.

“Qualifying Ground Lease” means, subject to the last sentence of this definition, a lease of Real Property containing the following terms and conditions: (a) a remaining term (including any unexercised extension options as to which there are no conditions precedent to exercise thereof other than the giving of a notice of exercise) (or in the case of a JTC Property, such conditions precedent as are customarily imposed by the JTC on properties of a similar nature that are leased by the JTC) of (x) 25 years or more (or in the case of a JTC Property, 20 years or more) from the Closing Date or (y) such lesser term as may be acceptable to the Administrative Agent and which is customarily considered “financeable” by institutional lenders making loans secured by leasehold mortgages (or equivalent) in the jurisdiction of the applicable Real Property; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor (or in the case of a JTC Property, with such prior approval or notification as the JTC customarily requires from time to time under its standard regulations governing the creation of security interests over properties of a similar nature that are leased by the JTC); (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so (or in the case of a JTC Property, such obligations imposed on the JTC as lessor as are customary in its standard terms of lease for properties of a similar nature that are leased by the JTC); (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees in the applicable jurisdiction making a loan secured by the interest of the holder of a leasehold estate demised pursuant to a ground lease (or in the case of a JTC Property, such other rights as are customarily required by mortgagees in relation to properties of a similar nature that are leased by the JTC). Notwithstanding the foregoing, the leases set forth on Schedule V hereto as in effect as of the Closing Date shall be deemed to be Qualifying Ground Leases.

“Real Property” means all right, title and interest of the Borrower and each of its Subsidiaries in and to any land and/or any improvements located on any land, together with all equipment, furniture, materials, supplies and personal property in which such Person has an interest now or hereafter located on or used in connection with such land and/or improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person, in each case to the extent of such Person’s interest therein.

“Recipient” has the meaning specified in Section 9.12.

“Recourse Debt” means any Debt of the Parent Guarantor or any of its Subsidiaries that is not Non-Recourse Debt.

“Redeemable” means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

“Redevelopment Asset” means any Technology Asset (including Leased Assets) (a) which either (i) has been acquired by the Operating Partnership or any of its Subsidiaries with a view toward renovating or rehabilitating 25.0% or more of the total square footage of such Asset, or (ii) the Operating Partnership or a Subsidiary thereof intends to renovate or rehabilitate 25.0% or more of the total square footage of such Asset, and (b) that does not qualify as a “Development Asset” by reason of, among other things, the redevelopment plan for such Asset not including a total demolition of the existing building(s) and improvements. The Operating Partnership shall be entitled to reclassify any Redevelopment Asset as a Technology Asset at any time. For the avoidance of doubt, assets that are leased by the Operating Partnership or a Subsidiary thereof pursuant to a lease (other than a ground lease) shall not be precluded from being Redevelopment Assets.

“Register” has the meaning specified in Section 9.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

“Related Funds” means, with respect to a fund (the “first fund”), any other fund that invests in bank loans and is administered or managed by the same investment advisor as the first fund or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 8.06(b).

“Replacement Lender” has the meaning specified in Section 9.01(b).

“Required Lenders” means, at any time, Lenders owed or holding greater than 50% of the sum of the aggregate principal amount of the Commitments outstanding at such time or, if the Commitments shall have terminated, the aggregate outstanding principal balance of the Advances; provided, however, that when there are two or more unaffiliated Lenders holding Commitments or Advances, Required Lenders must include two or more unaffiliated Lenders.

“Resignation Effective Date” has the meaning specified in Section 8.06(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, chief financial officer, senior vice president, director, controller or the treasurer of any Loan Party or any of its Subsidiaries. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Loan Party or Subsidiary thereof, as applicable, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or such Subsidiary as applicable.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sanctions” has the meaning specified in Section 4.01(w).

“Scheduled Unavailability Date” has the meaning specified in Section 2.07(e)(ii).

“Secured Debt” means, at any date of determination, the amount at such time of all Consolidated Debt of the Parent Guarantor and its Subsidiaries that is secured by a Lien on the assets of the Parent Guarantor or any Subsidiary thereof.

“Secured Debt Leverage Ratio” means, at any date of determination, the ratio, expressed as a percentage, of (a) Secured Debt to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (d), as the case may be.

“Securities Act” means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Short-Term Leased Asset” has the meaning specified in the definition of “Leased Asset”.

“Short-Term Leased Asset Book Value” means, with respect to each Short-Term Leased Asset, the book value for (i) the applicable lease as a right of use asset and (ii) the real estate improvements on the applicable Short-Term Leased Asset; in each case as shown on the balance sheet of the Parent Guarantor as of any date of determination thereof.

“Singapore Dollars” and the “S$” sign each means lawful currency of Singapore.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, in which (a) any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates is a contributing sponsor or (b) any Loan Party or any ERISA Affiliate, and no Person other than the Loan Parties and the ERISA Affiliates, is a contributing sponsor if such Loan Party or ERISA Affiliate would reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means, with respect to any applicable determination date, the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided however that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

“SOFR Adjustment” means (a) with respect to Daily Simple SOFR, 0.10% (10 basis points) and (b) with respect to Term SOFR means, (i) 0.10% (10 basis points) for an Interest Period of one-month’s duration, (ii) 0.15% (15 basis points) for an Interest Period of three-months’ duration and (iii) 0.25% (25 basis points) for an Interest Period of six-months’ duration.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time.

“Solvent” means, with respect to any Person or group of Persons on a particular date, that on such date (a) the fair value of the property of such Person or group of Persons, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person or group of Persons, (b) the present fair salable value of the assets of such Person or group of Persons, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person or group of Persons on its debts as they become absolute and matured, (c) such Person or group of Persons does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s or group of Persons’ ability to pay such debts and liabilities as they mature and (d) such Person or group of Persons is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s or group of Persons’ property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Jurisdictions” means the United States, Canada, United Kingdom of Great Britain and Northern Ireland, Singapore, Australia, Japan, France, the Federal Republic of Germany, Netherlands, Belgium, Switzerland, Ireland, Luxembourg, Hong Kong, Hungary, the Czech Republic, the Republic of Poland, the Kingdom of Sweden, the Republic of Finland, the Kingdom of Norway, Brazil, South Korea, South Africa, Denmark, Spain and such other jurisdictions as are agreed to by the Required Lenders.

“Sterling” and “£” each means lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Obligations” has the meaning specified in Section 7.07(a).

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate (a) of which (or in which) more than 50% of (i) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (b) the accounts of which would appear on the Consolidated financial statements of such Person in accordance with GAAP.

“Successor Rate” has the meaning specified in Section 2.07(e)(ii).

“Supported QFC” has the meaning specified in Section 9.21.

“Surviving Debt” means Debt for Borrowed Money of each Loan Party and its Subsidiaries outstanding immediately after the Closing Date.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swiss Francs” and “CHF” each means lawful currency of the Swiss Federation.

“Swiss Guarantor” means any Guarantor incorporated or organized under the laws of Switzerland.

“Syndication Agent” has the meaning specified in the recital of parties to this Agreement.

“Taxes” has the meaning specified in Section 2.12(a).

“Technology Asset” means any owned Real Property or leased Real Property (other than any Unconsolidated Affiliate Asset) that operates or is intended to operate primarily as a telecommunications infrastructure building, an information technology infrastructure building, a technology manufacturing building or a technology office/corporate headquarter building.

“Tenancy Leases” means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Operating Partnership or any of its Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose.

“Term Loan” has the meaning specified in Section 2.01(a).

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Advance, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Advance on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of the Loan Documents.

“Term SOFR Advance” means an Advance that bears interest at a rate based on clause (a) of the definition of Term SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“TMK” means a Tokutei Mokuteki Kaisha incorporated in Japan.

“TMK Law” means the Law Relating to Securitization of Assets of Japan (Law No. 105 of 1998, as amended).

“Total Asset Value” means, on any date of determination, the sum of the following without duplication: (a) the sum of the Asset Values for all Assets at such date, plus (b) an amount (but not less than zero) equal to all unrestricted cash and Cash Equivalents on hand of the Parent Guarantor and its Subsidiaries minus the amount of such cash and Cash Equivalents deducted pursuant to the definition of “Consolidated Debt”, plus (c) earnest money deposits associated with potential acquisitions as of such date, plus (d) the book value in accordance with GAAP (but determined without giving effect to any depreciation) of all other investments held by the Parent Guarantor and its Subsidiaries at such date (exclusive of goodwill and other intangible assets); provided, however, that the portion of the Total Asset Value attributable to (i) undeveloped land, Development Assets, Redevelopment Assets and Unconsolidated Affiliate Assets shall not exceed in the aggregate 40% of Total Asset Value, with any excess excluded from such calculation, and (ii) Unencumbered Assets located in (1) jurisdictions outside of the Specified Jurisdictions and (2) Brazil, South Africa and South Korea shall not exceed, in the aggregate, 20% (with the portion of Total Asset Value attributable to Unencumbered Assets located in Brazil, South Africa and South Korea subject to an aggregate sublimit of 15% within such 20% limit), in each case with any excess excluded from such calculation.

“Total Unencumbered Asset Value” means, on any date of determination, an amount equal to the sum of the Asset Values of all Unencumbered Assets plus unrestricted cash and Cash Equivalents minus the amount of such cash and Cash Equivalents deducted pursuant to the definition of “Consolidated Debt”; provided, however, that the portion of the Total Unencumbered Asset Value attributable to (a) undeveloped land, Redevelopment Assets, Development Assets, Assets owned or leased by Controlled Joint Ventures and Leased Assets shall not exceed 40% (with the portion of Total Unencumbered Asset Value attributable to Leased Assets subject to a sublimit of 20% within such 40% limit and the portion of Total Unencumbered Asset Value attributable to Short-Term Leased Assets subject to a sub-sublimit of 5% within such 20% sublimit), and (b) Unencumbered Assets located in (i) jurisdictions outside of the Specified Jurisdictions and (ii) Brazil, South Africa and South Korea shall not exceed, in the aggregate, 20% (with the portion of Total Unencumbered Asset Value attributable to Unencumbered Assets located in Brazil, South Africa and South Korea subject to an aggregate sublimit of 15% within such 20% limit), in each case with any excess excluded from such calculation.

“Transfer” means sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire.

“Transfer Date” means, in relation to an assignment by a Lender pursuant to Section 9.07(a), the later of: (a) the proposed Transfer Date specified in the Assignment and Acceptance and (b) the date which is the fifth Business Day after the date of delivery of the relevant Assignment and Acceptance to the Administrative Agent, or such earlier Business Day endorsed by the Administrative Agent on such Assignment and Acceptance.

“Treasury Regulations” means the regulations promulgated by the U.S. Treasury Department under the Internal Revenue Code.

“Type” means, in respect of any Advance, whether such Advance is a Base Rate Advance, a Term SOFR Advance or a Daily SOFR Advance.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York, provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest under any Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York or any other applicable law, “UCC” means the Uniform Commercial Code or such other applicable law as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK” means the United Kingdom.

“UK Bail-In Legislation” means the United Kingdom Part I of the UK Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unconsolidated Affiliate” means any Person (a) in which the Parent Guarantor or any of its Subsidiaries holds any direct or indirect Equity Interest, (b) that is not a Subsidiary of the Parent Guarantor or any of its Subsidiaries and (c) the accounts of which would not appear on the Consolidated financial statements of the Parent Guarantor.

“Unconsolidated Affiliate Assets” means, with respect to any Unconsolidated Affiliate at any time, the assets owned or leased by such Unconsolidated Affiliate at such time.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect Parent Company that is a solvent Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such Parent Company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unencumbered Adjusted Net Operating Income” means, for any period, without duplication, (i) the aggregate Adjusted Net Operating Income for all Unencumbered Assets plus (ii) Allowed Unconsolidated Affiliate Earnings that are not subject to any Lien; provided, however, that the portion of the Unencumbered Adjusted Net Operating Income attributable to Allowed Unconsolidated Affiliate Earnings shall not exceed 15%.

“Unencumbered Asset Conditions” means, with respect to any Asset, that such Asset is (a) a Technology Asset, Development Asset or Redevelopment Asset, (b)(i) wholly owned in fee simple absolute (or the equivalent thereof in the jurisdiction in which the applicable Asset is located), (ii) subject to a Qualifying Ground Lease or (iii) a Leased Asset, (c) not subject to any Lien (other than Permitted Liens) or any Negative Pledge, and (d) owned or leased directly by the Operating Partnership, a Wholly-Owned Subsidiary or a Controlled Joint Venture, the direct and indirect Equity interests in which are not subject to any Lien (other than Permitted Liens) or any Negative Pledge.

“Unencumbered Assets” means only those Assets that satisfy the Unencumbered Asset Conditions, including those Assets listed on the schedule of Unencumbered Assets delivered to the Administrative Agent as of the Closing Date (as updated from time to time pursuant to Section 5.03(e)).

“Unencumbered Assets Certificate” means a certificate in substantially the form of Exhibit E hereto, duly certified by the Chief Financial Officer or other Responsible Officer of the Parent Guarantor.

“Unencumbered Assets Debt Service Coverage Ratio” means, at any date of determination, the ratio of (a) the aggregate Unencumbered Adjusted Net Operating Income to (b) interest (including capitalized interest) paid or payable in cash on all Debt for Borrowed Money that is Unsecured Debt of the Parent Guarantor and its Subsidiaries for the four-fiscal quarter period of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Administrative Agent pursuant to Section 5.03(b) or (d), as the case may be, determined on a Consolidated basis for such period.

“Unsecured Debt” means, at any date of determination, the amount at such time of all Consolidated Debt of the Parent Guarantor and its Subsidiaries, including, without limitation, the Facility Exposure, but exclusive of (a) Consolidated Secured Debt and (b) guarantee obligations in respect of Consolidated Secured Debt.

“Up-stream Guaranty” has the meaning specified in Section 7.09(g).

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Special Resolution Regimes” has the meaning specified in Section 9.21.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Foreign Subsidiary” means a Foreign Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” means a Subsidiary of the Operating Partnership where one-hundred percent (100%) of all of the Equity Interests (other than directors’ qualifying shares) and voting interests of such Subsidiary are owned directly or indirectly by the Operating Partnership.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

“Yen” and “¥” each means the lawful currency of Japan.

SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.

(a) In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. Unless otherwise specified, in relation to a Dutch entity, any reference to a “corporate reorganization” or “reconstruction” includes an omzetting, a “winding-up”, “administration” or “dissolution” includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden), a “moratorium” includes surseance van betaling, a “trustee” in relation to a bankruptcy includes a curator, an “administrator” in relation to a bankruptcy includes a bewindvoerder, and an attachment includes a beslag. Any “step” or “procedure” taken in connection with insolvency proceedings includes, in relation to a Dutch entity, (a) seeking the appointment of a silent administrator (beoogd curator), or (b) having filed a notice under Section 36 of the Dutch 1990 Tax Collection Act (Invorderingswet 1990) (whether or not pursuant to section 60 of the Dutch Act on the Financing of Social Insurences (Wet financiering sociale verzekeringen)).

(b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms(a) . All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of the Parent Guarantor referred to in Section 4.01(g) (“GAAP”). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 on financial liabilities shall be disregarded.

SECTION 1.04. Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

SECTION 1.05. Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances.

(a) The Facility. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees, on the terms and conditions hereinafter set forth, to make its Advance in respect of the Facility available to the Borrower in a single Borrowing on the Closing Date (all Advances made by the Lenders on the Closing Date, the “Term Loan”); provided, however, that the aggregate amounts advanced to the Borrower pursuant to this Section 2.01(a) shall not exceed the aggregate Commitments. All Advances under this Section 2.01(a) shall be made by the Lenders ratably in proportion to their respective Commitments and shall be denominated in Dollars. Advances may be Base Rate Advances, Daily SOFR Advances or Term SOFR Advances, as further provided herein.

(b) Reserved.

(c) No Reborrowing. Any amount borrowed and repaid hereunder may not be reborrowed.

SECTION 2.02. Borrowings, Conversions and Continuations of Advances. (a) Each Borrowing, each Conversion of Advances from one Type to the other, and each continuation of Term SOFR Advances shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Notice of Borrowing; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Notice of Borrowing. Such Notice of Borrowing must be received by the Administrative Agent by the applicable Notice of Borrowing Deadline. The Borrowing of the Term Loan as a Term SOFR Advance, each Conversion to or continuation of Term SOFR Advances shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereto. The Borrowing of the Term Loan as a Base Rate Advance or Daily SOFR Advance or Conversion to Base Rate Advances or Daily SOFR Advances shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

Each Notice of Borrowing shall specify therein (i) the requested date of such Borrowing (which shall be a Business Day), (ii) whether the Borrower is requesting a Borrowing, a Conversion of Advances from one Type to the other, or a continuation of Term SOFR Advances, (iii) the requested principal amount of Advances to be borrowed, Converted or continued, (iv) the Type of Advances the Borrower is requesting to be borrowed or to which the Borrower is requesting that existing Advances be Converted, and (v) if applicable, the requested duration of the initial Interest Period for each such Advance. If the Borrower fails to specify a Type of Advance in a Notice of Borrowing or if the Borrower fails to give timely notice requesting a Conversion or continuation, then the applicable Advances shall be made as, or converted to, Daily SOFR Advances. Any automatic conversion to Daily SOFR Advances shall be effective as of the last day of the interest Period then in effect with respect to the applicable Term SOFR Advances. If the Borrower requests a Borrowing of, Conversion to, or continuation of Term SOFR Advances in any Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Borrowing, and if no timely notice of a Conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Daily SOFR Advances described in the preceding subsection. Each Lender shall make the amount of its Advance available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 P.M. on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the Initial Extension of Credit, Section 3.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c) Except as otherwise provided herein, a Term SOFR Advance may be continued or converted only on the last day of an Interest Period for such Term SOFR Advance. Upon the occurrence and during the continuance of an Event of Default, if the Required Lenders so request in writing to the Administrative agent and the Borrower, (i) each Term SOFR Advance will automatically, on the last day of the existing Interest Period therefor, be Converted into a Daily SOFR Advance and (ii) the obligation of the Lenders to make or maintain Term SOFR Advances shall be suspended.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Advances upon determination of such interest rate.

(e) After giving effect to all Borrowings, all Conversions of Advances from one Type to the other, and all continuations of Advances as the same Type, there shall not be more than five Interest Periods in effect with respect to Advances.

(f) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

(g) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(h) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Advances (or, in the case of any Borrowing of Base Rate Advances or Daily SOFR Advances, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Advances or Daily SOFR Advances, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Advances. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Advance included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this clause (h) shall be conclusive, absent manifest error.

(i) The obligations of the Lenders hereunder to make Advances and to make payments pursuant to Section 9.04(c) are several and not joint. The failure of any Lender to make any Advance or to make any payment under Section 9.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance or to make its payment under Section 9.04(c).

(j) If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Borrowing set forth in Article III are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest..

(k) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Advance in any particular place or manner or to constitute a representation or warranty by any Lender that it has obtained or will obtain the funds for any Advance in any particular place or manner.

SECTION 2.03. Reserved.

SECTION 2.04. Repayment of Advances. The Borrower shall repay to the Lenders on the Maturity Date the aggregate outstanding principal amount of the Advances then outstanding on such date.

SECTION 2.05. Termination or Reduction of the Commitments. (a) The aggregate Commitments shall be automatically and permanently reduced to zero on the date of the Borrowing pursuant to Section 2.01(a) and after giving effect thereto.

(b) The Borrower may, if no Notice of Borrowing is then outstanding, terminate the unused amount of the Commitment of a Defaulting Lender upon notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.11(g) and Section 2.13 will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Advances in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon (A) three Business Days prior to any date of prepayment of Term SOFR Advances and (B) on the date of prepayment of Base Rate Advances or Daily SOFR Advances; (ii) any prepayment of Term SOFR Advances shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Advances or Daily SOFR Advances shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Advances to be prepaid and, if Term SOFR Advances are to be prepaid, the Interest Period(s) of such Advances. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Term SOFR Advance shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.17. Subject to Section 2.21, each such prepayment shall be applied to the Advances of the Lenders in accordance with their respective Pro Rata Shares of the Facility Exposure at such time.

(b) Mandatory.

(i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of Unsecured Debt in an amount equal to the amount by which Unsecured Debt exceeds the Maximum Unsecured Debt Percentage of Total Unencumbered Asset Value.

(ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

SECTION 2.07. Interest. (a) Scheduled Interest. Subject to the provisions of clause (b) below, (i) each Term SOFR Advance shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin; (ii) each Base Rate Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing or Conversion date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (c) each Daily SOFR Advance shall bear interest on the outstanding principal amount thereof from the applicable borrowing or Conversion date at a rate per annum equal to Daily Simple SOFR plus the Applicable Margin.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default of the type described in Section 6.01(a) or (f) or, at the election of the Administrative Agent and the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, the Borrower shall pay interest (which interest shall be payable both before and after the Administrative Agent has obtained a judgment with respect to the Facility) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the date referred to in clause (a) above and on demand, at a rate per annum equal at all times to 2% per annum above the applicable rate per annum required to be paid on such Advance pursuant to clause (a) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a) above. Without limiting the generality of the foregoing provisions of this Section 2.07(b), the Borrower shall not in any capacity and in no event be obliged to make any payment of interest or any other amount payable to any Lender hereunder in excess of any amount or rate which would be prohibited by law.

(c) Interest Payment Dates. Interest on each Advance shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Advances whose interest is determined by reference to SOFR, Daily Simple SOFR and/or Term SOFR, or to determine or charge interest rates based upon SOFR, Daily Simple SOFR and/or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to make, Convert or continue any Advance to a Term SOFR Advance or Daily SOFR Advance, as applicable, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Advances the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if and to the extent applicable, Convert all Term SOFR Advances and Daily SOFR Advances of such Lender to Base Rate Advances (the interest rate on which Base Rate Advances of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), immediately in the case of Daily SOFR Advances and, in the case of Term SOFR Advances, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Advances to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Advances and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17.

(e) Inability to Determine Rates.

(i) If in connection with any request for a Daily SOFR Advance or a Term SOFR Advance or a conversion of an Advance to a Term SOFR Advance or a Daily SOFR Advance, or a continuation of a Term SOFR Advance, or at any other time with respect to a Daily SOFR Advance, as applicable, (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no Successor Rate has been determined in accordance with Section 2.07(e)(ii) below, and the circumstances under Section 2.07(e)(ii)(A) have occurred or the Scheduled Unavailability Date has occurred with respect to SOFR, or (y) adequate and reasonable means do not otherwise exist for determining SOFR, or Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Advance or in connection with an existing or proposed Base Rate Advance or Daily Simple SOFR for any determination date with respect to an existing or proposed Daily SOFR Advance, or (B) the Administrative Agent or the Required Lenders determine for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Advance or Daily Simple SOFR with respect to an existing or proposed Daily SOFR Advance, as the case may be, does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Borrower and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Advances and/or to make Daily SOFR Advances (as applicable), or to convert an Advance to a Daily SOFR Advance or a Term SOFR Advance, shall be suspended (to the extent of the affected Term SOFR Advances, Daily SOFR Advances and/or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (B) of the first paragraph of this Section 2.07(e), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (A) the Borrower may revoke any pending request for a Borrowing of, or Conversion to, or continuation of Term SOFR Advances or the Borrowing of the Term Loan or a Conversion to Daily SOFR Advances (to the extent of the affected Term SOFR Advances, Daily SOFR Advances and/or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Advances in the amount specified therein and (B) any outstanding Term SOFR Advances and Daily SOFR Advances shall be deemed to have been converted to Base Rate Advances immediately, in the case of Daily SOFR Advances, and at the end of their respective applicable Interest Period, in the case of Term SOFR Advances.

(ii) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(A) adequate and reasonable means do not exist for ascertaining SOFR and one month, three month and six month interest periods of Term SOFR, including, without limitation, because SOFR or the Term SOFR Screen Rate, as applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(B) the Applicable Authority has made a public statement identifying a specific date after which SOFR and one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate, as applicable, shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there are no successor administrators that are satisfactory to the Administrative Agent, that will continue to provide SOFR or such interest periods of Term SOFR, as applicable, after such specific date (the latest date on which SOFR or one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);

or if the events or circumstances of the type described in Section 2.07(e)(ii)(A) or (B) have occurred with respect to the Successor Rate then in effect, then the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing SOFR and Term SOFR or any then current Successor Rate in accordance with this Section 2.07(e), with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated in its reasonable discretion (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment so effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

SECTION 2.08. Fees

(a) Reserved.

(b) Reserved.

(c) Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrower and the Administrative Agent.

(d) Extension Fee. The Borrower shall pay to the Administrative Agent on the Extension Date, if any, for the account of each Lender, an extension fee, in an amount equal to 0.1875% of each Lender’s Pro Rata Share of the Facility Exposure then outstanding.

(e) Defaulting Lenders and Fees. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.08(d) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that to the extent that all or a portion of the Facility Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.21(a), such fees (other than the fee payable pursuant to Section 2.08(d)) that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata from the date of such reallocation in accordance with their respective Pro Rata Share of the Facility Exposure at such time.

(f) Japan Usury Savings. If the Borrower is doing business in Japan (excluding a TMK or an entity prescribed in Article 1, Paragraph 2 of the Act on Specified Commitment Line Contract of Japan (Law No. 4 of 1999, as amended)), Borrower shall not be obligated to pay the fees set forth in this Section 2.08 to the extent (but only to the extent) such payment would violate any applicable usury laws of Japan.

(g) South Korea Usury Savings. If the Borrower is doing business in Korea, Borrower shall not be obligated to pay the fees set forth in this Section 2.08 to the extent (but only to the extent) such payment would violate any applicable usury laws of South Korea.

SECTION 2.09. Reserved.

SECTION 2.10. Increased Costs, Etc. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Taxes (excluding, for purposes of this Section 2.10, any such increased costs resulting from (A) Indemnified Taxes or Other Taxes (as to which Section 2.12 shall govern), (B) Excluded Taxes, (C) any Taxes required to be withheld as a result of a direction or notice under section 260-5 of the Australian Tax Act or section 255 of the Australian Tax Act, (D) any Tax imposed pursuant to FATCA or (E) the willful breach by the relevant Lender or any of its Affiliates of any law or regulation or the terms of any Loan Document); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advance made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Advance (or of maintaining its obligation to make any such Advance), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Advances made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clauses (a) or (b) of this Section 2.10 and delivered to the Borrower shall be conclusive absent fraud or manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Reserved.

(e) Reserved.

(f) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 2.10 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, notifies the Operating Partnership of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the event or circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

(g) If (i) any Lender is a Defaulting Lender, (ii) any Lender requests compensation pursuant to Section 2.10(a) or Section 2.10(b), (iii) [reserved], or (iv) Borrower is required to pay Indemnified Taxes or Other Taxes or additional amounts to any Lender or any governmental authority for the account of any Lender pursuant to Section 2.12 (any such Lender, an “Affected Lender”), then the Operating Partnership shall have the right, upon written demand to such Affected Lender and the Administrative Agent at any time thereafter to cause such Affected Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to a Replacement Lender, provided that the proposed assignment does not conflict with applicable laws. The Replacement Lender shall purchase such interests of the Affected Lender at par and shall assume the rights and obligations of the Affected Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07; provided, however, the Affected Lender shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to such assignment. Any Lender that becomes an Affected Lender agrees that, upon receipt of notice from the Borrower given in accordance with this Section 2.10(g) it shall promptly execute and deliver an Assignment and Acceptance with a Replacement Lender as contemplated by this Section 2.10(g). The execution and delivery of any such Assignment and Acceptance shall not be deemed to comprise a waiver of claims against any Affected Lender by the Borrower or the Administrative Agent or a waiver of any claims against the Borrower or the Administrative Agent by the Affected Lender. Notwithstanding the foregoing, a Lender shall not be required to make any assignment pursuant to this Section 2.10(g) if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Operating Partnership to require such assignment cease to apply.

SECTION 2.11. Payments and Computations (a) All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00

p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) Reserved.

(c) All computations of interest for Base Rate Advances (including Base Rate Advances determined by reference to the Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest, including those with respect to Daily SOFR Advances and Term SOFR Advances, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Advance for the day on which the Advance is made, and shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid, provided that any Advance that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Reserved.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.

With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (e) shall be conclusive, absent manifest error.

(f) Reserved.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth below in this Section 2.11(g). The order of priority shall be as follows:

(i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Administrative Agent (solely in its capacity as Administrative Agent) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Administrative Agent on such date;

(ii) second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

(iii) third, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lenders under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;

(iv) fourth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(d) on such date, ratably based upon the Lenders’ respective Pro Rata Shares of the Facility Exposure on such date;

(v) fifth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

(vi) sixth, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lenders under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

(vii) seventh, to the payment of the principal amount of all of the outstanding Advances and any reimbursement obligations that are due and payable to the Administrative Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lenders on such date;

(viii) eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Guarantied Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Guarantied Parties on such date; and

(ix) ninth, the remainder, if any, to the Borrower for its own account.

SECTION 2.12. Taxes (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority, and all liabilities with respect thereto (collectively, “Taxes”), excluding (i) in the case of each Lender and the Administrative Agent, Taxes that are imposed on or measured by its net income by the United States (including branch profits Taxes or alternative minimum Tax) and Taxes that are imposed on or measured by its net income (and franchise or other similar Taxes imposed in lieu thereof) (A) by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof or, other than solely as a result of making Advances hereunder, the jurisdiction (or jurisdictions) in which it is otherwise conducting business or in which it is treated as resident for Tax purposes or (B) that are Other Connection Taxes and, in the case of each Lender, Taxes that are imposed on or measured by its net income (and franchise or other similar Taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s Lending Office or any political subdivision thereof, (ii) any withholding Tax imposed on (x) amounts payable to the Administrative Agent in its capacity as Administrative Agent, for its own account, at the time the Administrative Agent becomes the Administrative Agent or (y) amounts payable to or for the account of any Lender at the time such Lender initially acquires an interest in an Advance or Commitment (other than pursuant to a transfer of rights and obligations under Section 2.10(f)) or such Lender designates a new Lending Office, except in each case to the extent that, pursuant to this Section 2.12(a) or Section 2.12(e), additional amounts with respect to such Tax were payable to the Administrative Agent’s assignor immediately before the Administrative Agent became the Administrative Agent or to such Lender’s assignor immediately before such Lender initially acquired an interest in an Advance or Commitment or to such Lender immediately before it changed its Lending Office, (iii) any Tax attributable to any Lender’s or the Administrative Agent’s failure or inability (other than any inability as a result of a change in law) to comply with Section 2.12(g), (iv) any Taxes required to be withheld as a result of a direction or notice under section 260-5 of the Australian Tax Act or section 255 of the Australian Tax Act, and (v) any Tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code as of the date hereof (or any amended or successor version that is substantively comparable), including any current or future implementing Treasury Regulations and administrative pronouncements thereunder and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreement, treaty or convention among Applicable Governmental Authorities entered into in connection with the implementation of such sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules, or official administrative practices adopted pursuant to such intergovernmental agreement (collectively, “FATCA”) (all such excluded Taxes in respect of payments hereunder or under the Notes being referred to as “Excluded Taxes”, and all Taxes other than Other Taxes and Excluded Taxes in respect of payments hereunder or under the Notes being referred to as “Indemnified Taxes”). If the Borrower or the Administrative Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Administrative Agent, as the case may be, (i) to the extent such Taxes are Indemnified Taxes, an additional amount shall be payable by the Borrower as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower or the Administrative Agent, as the case may be, shall make all such deductions and (iii) Borrower or the Administrative Agent, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) Reserved.

(c) Reserved.

(d) In addition, but without duplication of amounts payable under Section 2.12(a), the Borrower shall pay any present or future stamp, stamp duties (bea meterai), documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies imposed by any governmental authority that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or any other Loan Document, except any Luxembourg registration duties (droits d’enregistrement) applicable pursuant to the voluntary registration by any Lender of any Loan Documents, which shall mean that such registration is (i) not mandatory and (ii) not required to maintain, defend or preserve the rights of the relevant Lenders under the relevant Loan Documents, except any such taxes that are Other Connection Taxes imposed with respect to any assignment (other than an assignment made pursuant to Section 2.10(f)) (“Other Taxes”). All payments to be made by the Loan Parties under or in connection with the Loan Documents have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or otherwise chargeable with Indirect Tax and if the Administrative Agent or any Lender is liable to pay such Indirect Tax to the relevant tax authorities then, when the applicable Loan Party makes the payment (i) it must pay to the Administrative Agent or the applicable Lender, as the case may be, an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax and (ii) the Administrative Agent or such Lender, as applicable, shall promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to such Indirect Tax. Where a Loan Document requires a Loan Party to reimburse the Administrative Agent or any Lender, as applicable, for any costs or expenses, such Loan Party shall also at the same time pay and indemnify the Administrative Agent or such Lender, as applicable, an amount equal to any Indirect Tax incurred by the Administrative Agent or such Lender, as applicable, in respect of the costs or expenses, save to the extent that that the Administrative Agent or such Lender, as applicable, is entitled to repayment or credit in respect of the Indirect Tax. The Administrative Agent or such Lender, as applicable, will promptly provide to the applicable Loan Party a tax invoice complying with the relevant law relating to that Indirect Tax.

(e) Without duplication of Sections 2.12(a) or 2.12(d), the Borrower shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Indemnified Taxes and Other Taxes, and for the full amount of Indemnified Taxes and Other Taxes imposed on amounts payable under this Section 2.12, imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor; provided, however, that the Borrower shall not be obligated to make payment to any Lender or the Administrative Agent, as the case may be, pursuant to this Section 2.12 in respect of any penalties, interest and other liabilities attributable to Indemnified Taxes or Other Taxes to the extent such penalties, interest and other liabilities are attributable to (i) the gross negligence or willful misconduct of such Lender or the Administrative Agent, as the case may be, or (ii) a material breach by the Administrative Agent or such Lender in bad faith of such party’s obligations hereunder, in either case as found in a final, non-appealable judgment of a court of competent jurisdiction. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.07(h) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).

(f) As soon as practicable after the date of any payment of Taxes by the Borrower to any governmental authority pursuant to this Section 2.12, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Administrative Agent.

(g) (i) Any Lender (which, for purposes of this Section 2.12(g) shall include the Administrative Agent) that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, upon becoming a party to this Agreement and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the

Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, upon becoming a party to this Agreement and if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirements. Notwithstanding the foregoing, if any form or document referred to in this subsection (g) (other than any form or document referred to in subsection (g)(ii)(A), (B) or (D) of this Section 2.12) requires the disclosure of information that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(ii) Without limiting the generality of the foregoing: (A) any Lender that is a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and signed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding; (B) each Lender that is not a U.S. person (as defined in Section 7701(a)(30) of the Internal Revenue Code) (each, a “Foreign Lender”) shall, to the extent that it is legally entitled to do so, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender, and on the Transfer Date with respect to the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower (1) in the case of a Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (x) a statement in a form agreed to between the Administrative Agent and the Borrower to the effect that such Lender is eligible for a complete exemption from withholding of United States Taxes under Section 871(h) or 881(c) of the Internal Revenue Code, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E or successor and related applicable form; or (2) two duly completed and signed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (claiming an exemption from or a reduction in United States withholding tax under an applicable treaty) or its successor form, Form W-8ECI (claiming an exemption from United States withholding tax as effectively connected income) or its successor form, or Form W-8IMY (together with any supporting documentation) or its successor form, and related applicable forms, as the case may be; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and signed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender shall promptly notify the Borrower and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption from or reduction of Taxes.

(h) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, (x) be otherwise disadvantageous to such Lender or (y) subject such Lender to any material unreimbursed cost or expense.

(i) If any Lender or the Administrative Agent receives a refund of Taxes or Other Taxes paid by the Borrower or for which the Borrower has indemnified any Lender or the Administrative Agent, as the case may be, pursuant to this Section 2.12, then such Lender or the Administrative Agent, as applicable, shall pay such amount, net of any reasonable expenses incurred by such Lender or the Administrative Agent, to the Borrower as soon as practicable. Notwithstanding the foregoing, (i) the Borrower shall not be entitled to review the tax records or financial information of any Lender or the Administrative Agent and (ii) neither the Administrative Agent nor any Lender shall have any obligation to pursue (and no Loan Party shall have any right to assert) any refund of Taxes or Other Taxes that may be paid by the Borrower.

(j) Each party’s obligations under this Section 2.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(k) For purposes of this Section 2.12 (except for purposes of the first sentence of paragraph (i)), references to the Administrative Agent shall include any Affiliate or sub-agent of the Administrative Agent, in each case performing any duties or obligations of the Administrative Agent. For purposes of this Section 2.12, the term “applicable law” includes FATCA.

SECTION 2.13. Sharing of Payments, If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Advances made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Advances or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Advances of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Advances and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

SECTION 2.14. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for the acquisition, development and redevelopment of Assets, for repayment of Debt, for working capital and for other general corporate purposes of the Parent Guarantor, the Borrower and their respective Subsidiaries. Borrower will not directly or knowingly indirectly use the proceeds of the Advances, or lend, contribute or otherwise make available to any Subsidiary, joint venture partner or other Person such extensions of credit or proceeds, (i) to fund any prohibited activities or businesses of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Facility, whether as underwriter, advisor, investor, or otherwise) or any Anti-Corruption Laws.

SECTION 2.15. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to such Lender in a principal amount equal to the Commitment of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. In the event and to the extent that the provisions of any Note shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) may include a control account and a subsidiary account for each Lender. In each account with respect to each Lender (including the control account and subsidiary account, if applicable) there shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing, and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement. It is the intention of the parties hereto that the Advances will be treated as in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code (and any other relevant or successor provisions of the Internal Revenue Code).

SECTION 2.16. Extension of Maturity Date. The Borrower may request, by written notice to the Administrative Agent, at least 30 days prior, but not earlier than the day occurring 60 days and one year prior to the Initial Maturity Date, a twelve-month extension of the Initial Maturity Date (an “Extension Request”). The Administrative Agent shall promptly notify each Lender of such Extension Request and the Initial Maturity Date shall, effective as of the applicable Extension Date (as defined below), be extended for an additional twelve-month period, provided that, on such Extension Date (a) the Administrative Agent shall have received payment in full of the extension fee set forth in Section 2.08(d) and (b) the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Operating Partnership, dated the applicable Extension Date, stating that: (i) the representations and warranties contained in Section 4.01 are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of such Extension Date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate in all material respects or all respects, as applicable, on and as of such earlier date)), and (ii) no Default has occurred and is continuing or would result from such extension. “Extension Date” means the first date after the delivery by the Borrower of the related Extension Request that the conditions set forth in clauses (a) and (b) above are satisfied. In the event that an extension is effected pursuant to this Section 2.16, the aggregate principal amount of all Advances shall be repaid in full to the Lenders on the Maturity Date as so extended. As of the Extension Date, any and all references in this Agreement or any of the other Loan Documents to the “Maturity Date” shall refer to the Maturity Date as so extended.

SECTION 2.17. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Advance other than a Base Rate Advance or a Daily SOFR Advance on a day other than the last day of the Interest Period for such Advance (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make an Advance) to prepay, borrow, continue or Convert any Advance other than a Base Rate Advance or a Daily SOFR Advance on the date or in the amount notified by the Borrower; or

(c) any assignment of a Term SOFR Advance on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 2.10(g);

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Advance or from fees payable to terminate the deposits from which such funds were obtained (but excluding any lost profit or loss of Applicable Margin). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

SECTION 2.18. Reserved.

SECTION 2.19. Reserved.

SECTION 2.20. Reserved.

SECTION 2.21. Defaulting Lenders. (a) If a Lender becomes, and during the period it remains, a Defaulting Lender, then any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated non-interest bearing account until the termination of the Commitments and payment in full of all Obligations and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second to the payment of any amounts owing by such Defaulting Lender to the Non-Defaulting Lenders under this Agreement, ratably among them in accordance with the amounts then due and payable to them; third, as the Operating Partnership may request to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, provided that no Default or Event of Default then exists; fourth, if so determined by the Administrative Agent and the Operating Partnership, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Advances under this Agreement; fifth, so long as no Default or Event of Default then exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by such against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, after the termination of the Commitments and payment in full of all Obligations, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct. Notwithstanding the foregoing, after the occurrence and during the continuation of an Event of Default, the Administrative Agent may apply any such amount in accordance with Section 2.11.

(b) If the Borrower and the Administrative Agent agree in writing in their discretion that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Advances of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Pro Rata Share of the Lenders to be on a pro rata basis in accordance with their respective Commitments whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Pro Rata Share of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing), provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

(a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the items specified in clause (i) below) in sufficient copies for each Lender:

(i) Notes payable to each Lender requesting the same.

(ii) The Escrow Agreement, executed by the Escrow Agent, each of the Loan Parties, each of the Lenders and the Administrative Agent.

(iii) Certified copies of the resolutions of the Board of Directors (or equivalent body), general partner or managing member, as applicable, of each Loan Party and of each general partner or managing member (if any) of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party (solely to the extent required under such Loan Party’s applicable governing documents), and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents (including, in relation to a Dutch entity, any action required to comply with the Dutch Works Councils Act (Wet op de ondernemingsraden)), if any, with respect to the transactions under the Loan Documents and each Loan Document to which it is or is to be a party.

(iv) A copy of a certificate of the Secretary of State (or equivalent authority (if any)) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and complete copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary’s office and (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary’s office and (2) to the extent available, such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

(v) Reserved.

(vi) A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President, a Vice President, its Secretary, its Assistant Secretary or authorized signatory (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(iv), (B) a true and complete copy of the bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation, organization or formation and good standing (if a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the accuracy in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit (except to the extent such representations and warranties relate to an earlier date, in which such representations and warranties shall be true and correct in all material respects or all respects, as applicable, on or as of such earlier date) and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

(vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party or any authorized signatory (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures (or in the case of a Loan Party organized in Japan executing by corporate seal, (i) a certificate of seal and a certificate of full registry records both of which have been issued by the competent legal affairs bureau within three months before the date of the applicable officer’s certificate and (ii) a seal registration form (in the form prescribed by the Administrative Agent)) of the officers or other authorized signatories of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder, and in the case of a Loan Party organized in South Korea executing by corporate seal, a corporate seal certificate and commercial registry extracts both of which have been issued by the competent governmental bureau within three months before the date of the applicable officer’s certificate).

(viii) The audited Consolidated annual financial statements for the year ending December 31, 2021 of the Parent Guarantor and interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available.

(ix) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have reasonably requested.

(x) Reserved.

(xi) An opinion of Latham & Watkins LLP, counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xii) An opinion of Venable LLP, Maryland counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xiii) Reserved.

(xiv) Reserved.

(xv) Reserved.

(xvi) Reserved.

(xvii) Reserved.

(xviii) Reserved.

(xix) Reserved.

(xx) An opinion of De Brauw Blackstone Westbroek N.V., Netherlands counsel for the Loan Parties, in form and substance satisfactory to the Administrative Agent.

(xxi) Reserved.

(xxii) One or more Notices of Borrowing, each dated not later than the Notice of Borrowing Deadline and specifying the initial Borrowing date as the date of the proposed Borrowing.

(xxiii) An Unencumbered Assets Certificate prepared to account for any acquisitions, dispositions or reclassifications of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since June 30, 2022.

(xxiv) (A) The documentation and other information reasonably requested by any Lender at least ten Business Days prior to the Closing Date in connection with applicable “know your customer” and Anti-Corruption Laws, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation, in each case in form and substance reasonably satisfactory to such Lender, and (B) if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a Beneficial Ownership Certification for the Borrower; in each case delivered at least five Business Days prior to the Closing Date.

(xxv) Reserved.

(b) The Lenders shall be satisfied with any change to the corporate and legal structure of any Loan Party or any Subsidiary thereof occurring after December 31, 2021, including any changes to the terms and conditions of the charter and bylaws, memorandum and articles of association, operating agreement, partnership agreement or other governing document of any Loan Party occurring after December 31, 2021.

(c) Reserved.

(d) Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no material adverse change in the business or financial condition of the Parent Guarantor and its Subsidiaries taken as a whole since December 31, 2021.

(e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby.

(f) All material governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

(g) The Borrower shall have paid all accrued fees of the Administrative Agent and the Lenders and all reasonable, out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent, subject to the terms of the Fee Letter).

SECTION 3.02. Conditions Precedent to Each Borrowing and Extension. The obligation of each Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and an extension of the Commitments pursuant to Section 2.16, shall be subject to the further conditions precedent:

(a) On the date of such Borrowing or extension, the following statements shall be true and the Administrative Agent shall have received for the account of such Lender a certificate signed by a duly authorized officer or director of the Borrower, dated the date of such Borrowing or extension, stating that:

(i) the representations and warranties contained in each Loan Document are true and correct in all material respects (unless qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) on and as of such date, before and after giving effect to (A) such Borrowing or extension and (B) in the case of any Borrowing, the application of the proceeds therefrom, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects or all respects, as applicable, on and as of such earlier date));

(ii) no Default or Event of Default has occurred and is continuing, or would result from (A) such Borrowing or extension or (B) in the case of any Borrowing, from the application of the proceeds therefrom; and

(b) The Administrative Agent shall have received such other approvals or documents as any Lender through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Loan Parties’ representations and warranties contained in the Loan Documents, (ii) the Loan Parties’ timely compliance with the terms, covenants and agreements set forth in the Loan Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Guarantied Parties or the ability of the Loan Parties to perform their Obligations.

SECTION 3.03. Reserved.

SECTION 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

(a) Each Loan Party and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing (to the extent that a concept of good standing exists under the laws of the jurisdiction of the incorporation, organization or formation of such Loan Party) as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Parent Guarantor is organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. All of the outstanding Equity Interests in the Parent Guarantor have been validly issued, are fully paid and non-assessable, all of the general partner Equity Interests in the Operating Partnership are owned by the Parent Guarantor, and all such general partner Equity Interests are owned by the Parent Guarantor free and clear of all Liens.

(b) All of the outstanding Equity Interests in each Loan Party’s Subsidiaries have been validly issued, are fully paid and non-assessable and, to the extent owned by such Loan Party or one or more of its Subsidiaries, are owned by such Loan Party or Subsidiaries free and clear of all Liens (other than Liens on Equity Interests in Subsidiaries securing Debt that is not prohibited hereunder).

(c) The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, memorandum and articles of association, operating agreement, partnership agreement, shareholders agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract binding on or affecting any Loan Party or any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such Material Contract, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated by the Loan Documents and the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

(e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, examinership or similar laws affecting creditors’ rights generally and by general principles of equity.

(f) Except as set forth in the reports delivered to the Administrative Agent pursuant to Section 5.03(h), there is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action to any Loan Party’s knowledge, pending or threatened before any court, governmental agency or arbitrator that (i) would reasonably be expected to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents.

(g) The Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at December 31, 2021 and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of KPMG LLP, independent certified public accountants, and the Consolidated balance sheet of the Parent Guarantor as at June 30, 2022, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the six months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of such balance sheet as at June 30, 2022, and such statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2021, there has been no Material Adverse Change.

(h) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries most recently delivered to the Lenders pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts.

(i) No information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading in light of the circumstances under which they were made.

(j) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used, directly or indirectly, whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or to refund indebtedness originally incurred for such purpose.

(k) Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l) Each of the Assets listed on the schedule of Unencumbered Assets delivered to the Administrative Agent in connection with the Closing Date (as updated from time to time in accordance with Section 5.03(e)) satisfies all Unencumbered Asset Conditions, except to the extent as otherwise set forth herein or waived in writing by the Required Lenders. The Loan Parties are the legal and beneficial owners of the Unencumbered Assets free and clear of any Lien, except for the Liens permitted under the Loan Documents.

(m) Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an Affected Financial Institution.

(n) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Surviving Debt of each Loan Party and its Subsidiaries (other than intercompany Debt) as of the date set forth on Schedule 4.01(n) having a principal amount of at least $10,000,000 and showing as of such date the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor, and from such date to the Closing Date except as set forth on Schedule 4.01(n) there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of such Surviving Debt (other than payments of principal and interest in accordance with the documents governing such Debt).

(o) Each Loan Party and its Subsidiaries has good, marketable and insurable fee simple title to, or valid trust beneficiary interests or leasehold interests in, all material Real Property owned or leased by such Loan Party or any such Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(p) (i) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, there is no past non-compliance with such Environmental Laws and Environmental Permits that has resulted in any ongoing material costs or obligations or that is reasonably expected to result in any future material costs or obligations, and no circumstances exist that (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that would reasonably be expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii) Except as would not reasonably be expected to have a Material Adverse Effect, (A) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no and never have been any underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries that is reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries; (C) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (D) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(iii) Except as would not reasonably be expected to have a Material Adverse Effect, (A) neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(q) Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and “Blue Sky” laws) applicable to it and its business, where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

(r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would reasonably be expected to have a Material Adverse Effect.

(s) Each Loan Party has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business and financial condition of such other Loan Party.

(t) The Borrower and the Loan Parties, taken as a whole, are Solvent.

(u) (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or would reasonably be expected to result in a Material Adverse Effect.

(ii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, except as would not reasonably be expected to result in a Material Adverse Effect.

(iii) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan has been terminated and no such Multiemployer Plan is reasonably expected to be terminated, and no Multiemployer Plan is in “endangered status”, “seriously endangered status”, “critical status” or “critical and declining status” as such terms are defined in Section 305 of ERISA and Section 432 of the Internal Revenue Code, in any case, except as would not reasonably be expected to result in a Material Adverse Effect.

(v) No Guarantor is (i) a gang (boryokudan); (ii) a gang member; (iii) a person for whom five (5) years have not passed since ceasing to be a gang member; (iv) an associate gang member; (v) a gang-related company; (vi) a corporate extortionist (sokaiya); (vii) a rogue adopting social movements as its slogan; (viii) a violent force with special knowledge, in each case as defined in the “Manual of Measures against Organized Crime” (soshikihanzai taisaku youkou) by the National Police Agency of Japan); or (ix) another person or entity similar to any of the above (collectively, “Anti-Social Forces”); nor is any Loan Party (i) a person who has relationships by which its management is considered to be controlled by Anti-Social Forces; (ii) a person who has relationships by which Anti-Social Forces are considered to be involved substantially in its management; (iii) a person who has relationships by which it is considered to unlawfully utilize Anti-Social Forces for the purpose of securing unjust advantage for itself or any third party or of causing damage to any third party; (iv) a person who has relationships by which it is considered to offer funds or provide benefits to Anti-Social Forces; or (v) a person who has officers or persons involved substantially in its management having socially condemnable relationships with Anti-Social Forces.

(w) (i) None of the Loan Parties or any of their respective Subsidiaries or, to the knowledge of each Loan Party, any director, officer, employee, agent or Affiliate of any Loan Party or any of its respective Subsidiaries, is a Person that is, or is owned or controlled by Persons that are: (A) the target of any sanctions administered or enforced by the U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, the Monetary Authority of Singapore or the Australian Department of Foreign Affairs and Trade (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(ii) None of the Loan Parties or any of their respective Subsidiaries have within the preceding five years knowingly engaged in, or are now knowingly engaged in, any prohibited dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(iii) None of the Loan Parties or any of their respective Subsidiaries or, to the knowledge of each Loan Party, any director, officer, employee, agent or Affiliate thereof, is in violation in any material respect of any Anti-Corruption Laws.

(x) The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Borrower is true and complete. The information delivered by the Loan Parties to the Lenders in connection with “know your customer” rules and regulations is true and complete.

(y) No Loan Party is a Benefit Plan.

(z) No Loan Party is a Covered Entity.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid or any Lender shall have any Commitment hereunder, each Loan Party will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, and all applicable Sanctions and Anti-Corruption Laws; provided, however, that the failure to comply with the provisions of this Section 5.01(a) shall not constitute a default hereunder so long as such non-compliance is the subject of a Good Faith Contest.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material Taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries to comply, and to take commercially reasonable steps to ensure that all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits, except where such non-compliance would not reasonably expected to result in a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except where failure to do the same would not reasonably be expected to result in a Material Adverse Effect; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate.

(e) Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, in the case of Subsidiaries of the Borrower or the Operating Partnership only (other than the Borrower), if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve such rights or franchises is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(b) or (c) below). The Borrower shall at all times be a Subsidiary of the Operating Partnership.

(f) Visitation Rights. At any reasonable time and from time to time upon reasonable advance notice, permit the Administrative Agent (who may be accompanied by any Lender or any Affiliate of any Lender) or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and, subject to the right of the parties to the Tenancy Leases affecting the applicable property to limit or prohibit access, visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan

Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors. So long as no Event of Default has occurred and is continuing, the Loan Parties shall be responsible only for the costs and expenses of the Administrative Agent that are incurred in connection with up to two visitations to any property during any calendar year.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance in all material respects with generally accepted accounting principles.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.

(i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain at the time in a comparable arm’s-length transaction with a Person not an Affiliate, provided that the foregoing restrictions shall not restrict any (i) transactions exclusively among or between the Loan Parties and/or any Subsidiaries of the Loan Parties so long as such transactions are generally consistent with the past practices of the Loan Parties and their Subsidiaries and (ii) transactions otherwise permitted hereunder.

(j) Additional Guarantors. In the event of any Bond Issuance occurring after the Closing Date or the issuance after the Closing Date of any guaranty or other credit support for any Bonds, in each case by any Wholly-Owned Subsidiary or any wholly-owned Subsidiary of the Parent Guarantor (other than the Operating Partnership, an existing Guarantor, Borrower or an Immaterial Subsidiary) (any such Bond Issuances, guarantees and credit support being referred to as “Bond Debt”), such Subsidiary issuer or such guarantor or provider of credit support shall, at the cost of the Loan Parties, become a Guarantor hereunder (in each case, an “Additional Guarantor”), in each case within 15 days after such Bond Issuance by executing and delivering to the Administrative Agent a Guaranty Supplement guaranteeing the Obligations of the other Loan Parties under the Loan Documents; provided, however, that Wholly-Owned Foreign Subsidiaries that are not Immaterial Subsidiaries shall be permitted to incur and/or have outstanding (i) Bond Debt in a principal amount not to exceed 10% of Total Asset Value, (ii) Debt under the Facility, and (iii) Secured Debt, in each case without being required to become a Guarantor pursuant to this Section 5.01(j). Each Additional Guarantor shall, within such 15 day period, deliver to the Administrative Agent (A) all of the documents set forth in Sections 3.01(a)(iii) and (iv) with respect to such Additional Guarantor, (B) all of the “know your client” information relating to such Additional Guarantor that is reasonably requested by the Administrative Agent or any Lender and (C) a corporate formalities legal opinion relating to such Additional Guarantor from counsel reasonably acceptable to the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent. If any Additional Guarantor is no longer a guarantor or credit support provider with respect to any Bonds, then the Administrative Agent shall, upon the request of the Operating Partnership, release such Additional Guarantor from the Guaranty, provided that no Event of Default shall have occurred and be continuing.

(k) Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

(l) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all material obligations in respect of all leases of real property to which the Operating Partnership or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, if in the reasonable business judgment of the Operating Partnership or Subsidiary it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Qualifying Ground Lease for an Unencumbered Asset and is not otherwise reasonably likely to result in a Material Adverse Effect.

(m) Maintenance of REIT Status. In the case of the Parent Guarantor, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT for U.S. federal income tax purposes.

(n) NYSE Listing. In the case of the Parent Guarantor, at all times cause its common shares to be duly listed on the New York Stock Exchange or other national stock exchange.

(o) OFAC. Provide to the Administrative Agent and the Lenders any information that the Administrative Agent or any Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable Sanctions and Anti-Corruption Laws.

SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid, or any Lender shall have any Commitment hereunder, no Loan Party will, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries:

(i) Permitted Liens;

(ii) Liens securing Debt; provided, however, that the aggregate principal amount of the Debt secured by Liens permitted by this clause (ii) shall not cause the Loan Parties to not be in compliance with the financial covenants set forth in Section 5.04; and

(iii) other Liens incurred in the ordinary course of business with respect to obligations other than Debt.

(b) Change in Nature of Business. Engage in, or permit any of its Subsidiaries to engage in, any material new line of business different from those lines of business conducted by the Operating Partnership or any of its Subsidiaries on the Closing Date and activities substantially related, necessary or incidental thereto and reasonable extensions thereof.

(c) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions or pursuant to a Division) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however, that (i) any Subsidiary of a Loan Party (other than the Borrower) may merge or consolidate with or into, or dispose of assets to (including pursuant to a Division), any other Subsidiary of a Loan Party (provided that if one or more of such Subsidiaries is also a Loan Party, a Loan Party shall be the surviving entity) or any other Loan

Party (provided that such Loan Party or, in the case of any Loan Party other than the Borrower, another Loan Party shall be the surviving entity), (ii) any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to (including pursuant to a Division), the Borrower (provided that the Borrower shall be the surviving entity) and (iii) any Loan Party may merge with any Person that is not a Loan Party so long as such Loan Party or another Loan Party is the surviving entity (except if the Borrower is merging with another Person, in which case the Borrower shall be the surviving entity), provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding any other provision of this Agreement, any Subsidiary of a Loan Party (other than the Borrower) may liquidate, dissolve or Divide if the Operating Partnership determines in good faith that such liquidation, dissolution or Division is in the best interests of the Operating Partnership and the assets or proceeds from the liquidation, dissolution or Division of such Subsidiary are transferred to the Operating Partnership or any one or more Subsidiaries thereof, which Subsidiary or Subsidiaries shall be Loan Parties if the Subsidiary being liquidated, dissolved or Divided is a Loan Party, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom. Notwithstanding anything else stated in this Section 5.02(c) to the contrary, the Borrower may not liquidate, dissolve or Divide or merge with any other Person (except in the case of a merger where Borrower is the surviving entity).

(d) OFAC. Knowingly engage in any prohibited dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is, or whose government is, the subject of Sanctions.

(e) Restricted Payments. In the case of the Parent Guarantor after the occurrence and during the continuance of an Event of Default, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, or make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such (including, in each case, by way of a Division), except for (i) any purchase, redemption or other acquisition of Equity Interests with the proceeds of issuances of new common Equity Interests occurring not more than one year prior to such purchase, redemption or other acquisition, (ii) cash or stock dividends and distributions in the minimum amount necessary to maintain REIT status and avoid imposition of income and excise taxes under the Internal Revenue Code and (iii) non-cash payments in connection with employee, trustee and director stock option plans or similar incentive arrangements.

(f) Amendments of Constitutive Documents. Amend, in each case in any material respect, its limited liability company agreement, certificate of incorporation, bylaws, memorandum and articles of association or other constitutive documents, provided that (i) any amendment to any such constitutive document effected for the purposes of appointing or removing directors or officers, or changing the signing methods or authority thereof, changing the capital structure, making distributions, changing the name, changing the corporate purpose, changing the Fiscal Year (in accordance with clause (g) below), or any other day-to-day matters that do not constitute Debt and are not otherwise prohibited under the other provisions of this Agreement and shall be deemed “not material” for purposes of this Section, (ii) any amendment to any such constitutive document that, taken as a whole, would be adverse to the Lenders shall be deemed “material” for purposes of this Section 5.02(f), (iii) any amendment to any such constitutive document that would designate such Loan Party as a “special purpose entity” or otherwise confirm such Loan Party’s status as a “special purpose entity” shall be deemed “not material” for purposes of this Section, (iv) any amendment to any such constitutive document effected solely for the purpose of designating (or otherwise establishing the terms of), issuing, or authorizing for issuance Preferred Interests in the Parent Guarantor that do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement shall be deemed “not material” for purposes of this Section 5.02(f) and (v) any amendment to any such constitutive document effected solely for the purpose of issuing or otherwise establishing the terms of Preferred Interests of the Operating Partnership in connection with a contemporaneous issuance of Preferred Interests of the Parent Guarantor of the type described in the foregoing clause (iv) and in accordance with Section 4.3 of the Nineteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of October 10, 2019 (or any substantially similar provisions in any subsequent amendment thereof), which Preferred Interests of the Operating Partnership do not comprise Debt and are not otherwise prohibited under the other provisions of this Agreement, shall be deemed “not material” for purposes of this Section 5.02(f).

(g) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles or required by any applicable law, or (ii) Fiscal Year; provided, however, that any Subsidiary of the Operating Partnership shall be permitted to change its Fiscal Year provided that such Subsidiary provides to the Administrative Agent reasonably prompt (and in any event within thirty (30) days following the effectiveness of such change) notice of such change.

(h) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

(i) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets (including, without limitation, with respect to any Unencumbered Assets), except (i) as set forth in Article 11 of the Nineteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 10, 2019, as in effect on the date hereof (or any substantially similar provisions in any subsequent amendment thereof, to the extent such amendment is permitted under the Loan Documents), or (ii) in connection with any other Debt (whether secured or unsecured); provided that the incurrence or assumption of such Debt would not result in a failure by any Loan Party to comply with any of the financial covenants contained in Section 5.04; provided further that the provisions of this Section 5.02(i) shall not apply to any assets of the Parent Guarantor or its Subsidiaries comprising Margin Stock to the extent that the value of such Margin Stock represents more than 25% of the value of all assets of the Parent Guarantor and its Subsidiaries.

(j) Parent Guarantor as Holding Company. In the case of the Parent Guarantor, enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to Operating Partnership and its Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Operating Partnership; (ii) the performance of its duties as general partner of the Operating Partnership; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity Investments in the Operating Partnership and its Subsidiaries; (v) maintenance of any deposit accounts required in connection with the conduct by the Parent Guarantor of business activities otherwise permitted under the Loan Documents; (vi) activities permitted under the Loan Documents, including without limitation the incurrence of Debt (and guarantees thereof), provided that such Debt would not result in a failure by the Parent Guarantor to comply with any of the financial covenants applicable to it contained in Section 5.04; (vii) engaging in any activity necessary or desirable to continue to qualify as a REIT; and (viii) activities incidental to each of the foregoing.

(k) Repayment of Qualified French Intercompany Loans. Pay, prepay, terminate or otherwise retire any Qualified French Intercompany Loan without the prior written approval of the Administrative Agent.

(l) Anti-Social Forces. No Guarantor shall fall under any of the categories described in Section 4.01(v)(i) through (ix), nor shall itself engage in, nor cause any third party to engage in, any of the following: (i) making violent demands; (ii) making unjustified demands exceeding legal responsibility; (iii) using violence or threatening speech or behavior in connection with any transaction; (iv) damaging the trust of any Lender by spreading rumor, using fraud or force, or obstructing the business of any Lender; or (v) engaging in any act similar to the foregoing.

SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid or any Lender shall have any Commitment hereunder, the Operating Partnership will furnish to the Administrative Agent for transmission to the Lenders in accordance with Section 9.02(b):

(a) Default Notice. As soon as possible and in any event within five Business Days after a Responsible Officer obtains knowledge of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, in each case, if continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year (it being acknowledged that a copy of the annual audit report filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), in each case accompanied by an opinion of KPMG LLP or other independent certified public accountants of recognized standing reasonably acceptable to the Administrative Agent without any qualification as to going concern or scope of audit, together with (i) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (ii) a certificate of the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

(c) Reserved.

(d) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor as having been prepared in accordance with generally accepted accounting principles (it being acknowledged that a copy of the quarterly financials filed by the Parent Guarantor with the Securities and Exchange Commission shall satisfy the foregoing requirements), together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto, and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP, provided further, that items that would otherwise be required to be furnished pursuant to this Section 5.03(d) prior to the 45th day after the Closing Date shall be furnished on or before the 45th day after the Closing Date.

(e) Unencumbered Assets Certificate. As soon as available and in any event within (i) 45 days after the end of each of the first three quarters of each Fiscal Year and (ii) 90 days after the end of the fourth quarter of each Fiscal Year, an Unencumbered Assets Certificate, as at the end of such quarter, certified by the Chief Financial Officer (or other Responsible Officer performing similar functions) of the Parent Guarantor, together with an updated schedule of Unencumbered Assets listing all of the Unencumbered Assets as of such date.

(f) Reserved.

(g) Annual Budgets. As soon as available and in any event no later than 90 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form reasonably satisfactory to the Administrative Agent, of balance sheets and income statements on a quarterly basis for the then current Fiscal Year.

(h) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries that (i) would reasonably be expected to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by the Loan Documents, and promptly after the occurrence thereof, notice of any material adverse change in the status or financial effect on any Loan Party or any of its Subsidiaries of any such action, suit, investigation, litigation or proceeding.

(i) Securities Reports. Promptly after the sending or filing thereof, copies of each Form 10-K and Form 10-Q (or any successor forms thereto) filed by or on behalf of any Loan Party with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, and, to the extent not publicly available electronically at www.sec.gov or www.digitalrealty.com (or successor web sites thereto), copies of all other financial statements, reports, notices and other materials, if any, sent or made available generally by any Loan Party to the “public” holders of its Equity Interests or filed with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, all press releases made available generally by any Loan Party or any of its Subsidiaries to the public concerning material developments in the business of any Loan Party or any such Subsidiary and all notifications received by any Loan Party or any Subsidiary thereof from the Securities and Exchange Commission or any other governmental authority pursuant to the Securities Exchange Act and the rules promulgated thereunder. Copies of each such Form 10-K and Form 10-Q may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) a Loan Party posts such documents, or provides a link thereto, on www.digitalrealty.com (or successor web site thereto) or (ii) such documents are posted on its behalf on the Platform, provided that a Loan Party shall notify the Administrative Agent (by facsimile or email) of the posting of any such documents and, if requested, provide to the Administrative Agent by email electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this Section 5.03(i) (other than copies of each Form 10-K and Form 10-Q), and in any event shall have no responsibility to monitor compliance by any Loan Party with any such request for delivery, and each Lender shall be solely responsible for obtaining and maintaining its own copies of such documents.

(j) Environmental Conditions. Give notice in writing to the Administrative Agent (i) promptly upon a Responsible Officer of a Loan Party obtaining knowledge of any material violation of any Environmental Law affecting any Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which would reasonably be expected to materially adversely affect the value of such Asset, (iii) promptly upon a Loan Party’s receipt of any notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that may result in an Environmental Action, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Loan Party’s or any other Person’s operation of any Asset, (B) contamination on, from or into any Asset, or (C) investigation or remediation of off-site locations at which such Loan Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon a Responsible Officer of such Loan Party obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Loan Party or any Unconsolidated Affiliate may be liable or for which a Lien may be imposed on any Asset, provided that any of the events described in clauses (i) through (iv) above would have a Material Adverse Effect or would reasonably be expected to result in a material Environmental Action with respect to any Unencumbered Asset.

(k) Debt Rating. As soon as possible and in any event within three Business Days after a Responsible Officer obtains knowledge of any change in the Debt Rating, a statement of the Chief Financial Officer (or other Responsible Officer) of the Parent Guarantor setting forth the new Debt Rating.

(l) Beneficial Ownership Certification. Promptly following any change in beneficial ownership of the Borrower that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, an updated Beneficial Ownership Certification for the Borrower.

(m) Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, sustainability matters and practices, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document (other than any contingent obligation that by its terms survives the termination of the applicable Loan Document or the termination of the Commitments) shall remain unpaid or any Lender shall have, at any time after the Initial Extension of Credit, any Commitment hereunder, the Parent Guarantor will:

(a) Parent Guarantor Financial Covenants.

(i) Maximum Total Leverage Ratio: Maintain at the end of each fiscal quarter of the Parent Guarantor, a Leverage Ratio not greater than 60.0%, provided that the Parent Guarantor shall have the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters of the Parent Guarantor during the term of the Facility following any acquisition of one or more Assets.

(ii) Minimum Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Parent Guarantor, a Fixed Charge Coverage Ratio of not less than 1.50:1.00.

(iii) Maximum Secured Debt Leverage Ratio: Maintain at the end of each fiscal quarter of the Parent Guarantor, a Secured Debt Leverage Ratio not greater than 40.0%, provided that the Parent Guarantor shall have the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive quarters of the Parent Guarantor during the term of the Facility following any acquisition of one or more Assets.

(b) Unencumbered Assets Financial Covenants.

(i) Maximum Unsecured Debt to Total Unencumbered Asset Value: Subject to any payments made pursuant to Section 2.06(b), not permit at any time Unsecured Debt to be greater than 60.0% of the Total Unencumbered Asset Value at such time, provided that the Parent Guarantor shall have the right to maintain Unsecured Debt of greater than 60.0% but less than or equal to 65.0% of the Total Unencumbered Asset Value for up to four consecutive fiscal quarters of the Parent Guarantor during the term of the Facility following any acquisition of one or more Assets.

(ii) Minimum Unencumbered Assets Debt Service Coverage Ratio: Subject to any payments made pursuant to Section 2.06(b), maintain at the end of each fiscal quarter of the Parent Guarantor, an Unencumbered Assets Debt Service Coverage Ratio of not less than 1.50:1.00.

To the extent any calculations described in Sections 5.04(a) or 5.04(b) are required to be made on any date of determination other than the last day of a fiscal quarter of the Parent Guarantor, such calculations shall be made on a pro forma basis to account for any acquisitions, dispositions or reclassifications of Assets, and the incurrence or repayment of any Debt for Borrowed Money relating to such Assets, that have occurred since the last day of the fiscal quarter of the Parent Guarantor most recently ended. All such calculations shall be reasonably acceptable to the Administrative Agent.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document when due and payable, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

(b) any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

(c) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e) (either as the terms, covenants and agreements in Section 5.01(e) relate to the Parent Guarantor and the Operating Partnership or, as to any Loan Party, the last sentence thereof), (f), (i), (m) or (n), 5.02, 5.03(a) or 5.04; or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days (or, in the case of Section 5.03 (other than Section 5.03(a)), 10 Business Days) after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e) (i) any Loan Party or any of its Subsidiaries shall fail to pay any principal of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 60 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, administrator, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party shall take any corporate action to authorize any of the actions set forth above in this Section 6.01(f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $200,000,000 (or the Equivalent thereof in any foreign currency) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party and the insurer covering full payment of such unsatisfied amount (subject to customary deductibles) and (B) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable in any material respect against any Loan Party party to it, or any such Loan Party shall so state in writing; or

(j) a Change of Control shall occur; or

(k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) would reasonably be expected to result in a Material Adverse Effect; or

(l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), would reasonably be expected to result in a Material Adverse Effect; or

(m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, and as a result of such termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such termination would reasonably be expected to result in a Material Adverse Effect, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents (other than Guaranteed Hedge Agreements, for which the terms of such agreements shall govern and control) to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) shall at the request, or may with the consent of the Required Lenders, proceed to enforce its rights and remedies under the Loan Documents for the ratable benefit of the Lenders by appropriate proceedings; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under any Bankruptcy Law, (y) the Commitments of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (z) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Loan Parties.

SECTION 6.02. Reserved.

ARTICLE VII

GUARANTY

SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations, excluding all Excluded Swap Obligations, being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Guarantied Party in enforcing any rights under this Agreement or any other Loan Document; provided that the Guarantors shall not be required to pay the costs and expenses of more than one counsel for the Administrative Agent and the other Guarantied Parties, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted parties), and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted parties). Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the applicable Guaranteed Obligations and would be owed by any other Loan Party to any Guarantied Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not merely of collection.

(b) Each Guarantor, the Administrative Agent and each other Lender and, by its acceptance of the benefits of this Guaranty, each other Guarantied Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the other Lenders and, by their acceptance of the benefits of this Guaranty, the other Guarantied Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Guarantied Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Guarantied Parties under or in respect of the Loan Documents.

(d) The liability of each Guarantor hereunder shall be joint and several.

SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Guarantied Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan

Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise;

(c) any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any assets of any Loan Party or any of its Subsidiaries, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any assets of any Loan Party or any of its Subsidiaries for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of the Administrative Agent or any other Guarantied Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Guarantied Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Guarantied Party to disclose such information);

(g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Guarantied Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guarantied Party upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice (except as expressly provided under the Loan Documents) with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Guarantied Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person.

(b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Guarantied Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

(d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Guarantied Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

(e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Guarantied Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Guarantied Party.

(f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guarantied Party against the Borrower, any other Loan Party or any other insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Guaranteed Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest Maturity Date and (c) the latest date of expiration or termination of all Guaranteed Hedge Agreements, such amount shall be received and held in trust for the benefit of the Guarantied Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Guarantied Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the latest Maturity Date shall have occurred and (iv) all Guaranteed Hedge Agreements shall have expired or been terminated, the Administrative Agent and the other Guarantied Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Additional Guarantor of a Guaranty Supplement, (a) such Additional Guarantor and shall become and be a Guarantor hereunder, and each reference in this Agreement to a “Guarantor” or a “Loan Party” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Agreement”, “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the “Loan Agreement”, “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement.

SECTION 7.06. Indemnification by Guarantors. Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Guarantied Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, the Arrangers, the Documentation Agents, each other Guarantied Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms, except to the extent such claim, damage, loss, liability or expense is found in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from (x) to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct by such Indemnified Party’s officer, director, employee, or agent, (y) a material breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document or (z) a claim not involving an act or omission of any Guarantor, the Borrower or any of their respective Subsidiaries and that is brought by an Indemnified Party against another Indemnified Party (other than against an Arranger, a Bookrunner, the Syndication Agent, a Documentation Agent or the Administrative Agent in their capacities as such); provided that the Guarantors shall not be required to pay the costs and expenses of more than one counsel for the Indemnified Parties, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted Indemnified Parties) and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted Indemnified Parties).

SECTION 7.07. Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

(b) Prohibited Payments, Etc. Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive payments in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(c) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Guarantied Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(d) Turn-Over. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Guarantied Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(e) Administrative Agent Authorization. After the occurrence and during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest Maturity Date and (iii) the latest date of expiration or termination of all Guaranteed Hedge Agreements, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Guarantied Parties and their successors, transferees and assigns.

SECTION 7.09. Guaranty Limitations. Any guaranty provided by a Foreign Subsidiary domiciled in each Specified Jurisdiction indicated below shall be subject to the following limitations:

(a) Australia: The liability of any Guarantor incorporated under the Corporations Act 2001 (Cth)(Australia) under this Article VII and under any indemnities contained elsewhere in this Agreement will not include any liability or obligation which would, if included, result in a contravention of s260A of the Corporations Act 2001 (Cth)(Australia). Any such Guarantor shall promptly take, and procure that its relevant holding companies take, all steps necessary under s260B of the Corporations Act 2001 (Cth)(Australia) so as to permit the inclusion of any liability or obligation excluded under the previous sentence.

(b) Belgium: The obligations under this Article VII of each Guarantor incorporated and existing under Belgian law (i) shall not include any liability which would constitute unlawful financial assistance (as determined in article 329/430/629 of the Belgian Companies Code); and (ii) shall be limited to a maximum aggregate amount equal to the greater of (A) 90% of such Guarantor’s net assets (as defined in article 320/429/617 of the Belgian Companies Code) as shown in its most recent audited annual financial statements as approved at its meeting of shareholders, and (B) the aggregate of the amounts made available to such Guarantor and its Subsidiaries (if any) indirectly through one or more other Loan Parties through intercompany loans (increased by all interests, commissions, costs, fees, expenses and other sums accruing or payable in connection with such amount).

(c) Canada: The liability of any Guarantor incorporated under the laws of New Brunswick or the Northwest Territories of Canada under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability of any Loan Party which is a shareholder of the Guarantor or of an affiliated corporation or an associate of any such Person (except where the Guarantor is a wholly-owned subsidiary of the Loan Party) where there are reasonable grounds for believing:

(i) that such Guarantor is or, after giving the financial assistance, would be unable to pay its liabilities as they become due; or

(ii) that the realizable value of such Guarantor’s assets, excluding the amount of any financial assistance in the form of a loan or in the form of assets pledged or encumbered to secure the Guaranty, after giving the financial assistance, would be less than the aggregate of such Guarantor’s liabilities and stated capital of all classes.

(d) Reserved.

(e) Scotland, England and Wales: The liability of each Guarantor, which is a public limited company, (and each Guarantor that is a subsidiary of a public limited company) incorporated under the laws of Scotland or England and Wales under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of sections 677 to 683 of the Companies Act 2006 of England and Wales; provided, however, that the foregoing limitation shall not be applicable to any Guarantor incorporated under the laws of Scotland or England and Wales that is not a public limited company or the subsidiary of a company that is a public limited company.

(f) France: (i) The liability of any Guarantor incorporated under the laws of France (a “French Guarantor”) under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of Article L.225-216 of the French Code de Commerce or/and would constitute a misuse of corporate assets within the meaning of Article L.241-3, L.242-6 or L.244-1 of the French Code de Commerce or any other law or regulation having the same effect, as interpreted by the French courts.

(ii) The Guaranteed Obligations of each French Guarantor under this Article VII shall be limited at any time to an amount equal to the aggregate of all Advances to the extent directly or indirectly on-lent to such French Guarantor under an intercompany loan agreement (each a “Qualified French Intercompany Loan”) and outstanding at the date a payment is made by such French Guarantor under this Article VII, it being specified that any payment made by such French Guarantor under this Article VII in respect of the Guaranteed Obligations shall reduce pro tanto the outstanding amount of the applicable Qualified French Intercompany Loan (if any) due by such French Guarantor.

(iii) It is acknowledged that such French Guarantor is not acting jointly and severally with the other Guarantors as to its obligations pursuant to the guarantee given pursuant to this Article VII.

(g) Germany: (i) The obligations and liabilities of any Guarantor incorporated or established and existing as a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) (each, a “German GmbH Guarantor”), shall be subject to the following limitations. To the extent that the Guaranteed Obligations include liabilities of such German GmbH Guarantor’s direct or indirect shareholder(s) (each, an “Up-stream Guaranty”) or its affiliated companies (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (other than Subsidiaries of that German GmbH Guarantor) (each, a “Cross-stream Guaranty”) (save for any guarantee of funds to the extent they (x) are on-lent and/or (y) replace or refinance funds which were on-lent in each case to that German GmbH Guarantor or its Subsidiaries and such amount on-lent is not returned), the guaranty created under this Article VII shall not be enforced against such German GmbH Guarantor at the time of the respective Payment Demand (as defined below) if and only to the extent that the German GmbH Guarantor demonstrates to the reasonable satisfaction of the Administrative Agent that the enforcement would have the effect of: (1) causing such German GmbH Guarantor’s Net Assets (as defined below) to be reduced below zero, or (2) if its Net Assets are already below zero, causing such amount to be further reduced, and thereby, in each case, affecting its assets required for the maintenance of its stated share capital (gezeichnetes Kapital) pursuant to Sections 30 and 31 of the German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, “GmbHG”), as applicable at the time of enforcement. No reduction of the amount enforceable under this Article VII will prejudice the rights of the Administrative Agent to again enforce the guaranty created under this Article VII at a later time under this Agreement (subject always to the operation of the limitations set forth above at the time of such further enforcement). “Net Assets” means the applicable German GmbH Guarantor’s assets (section 266 sub-section (2) of the German Commercial Code (Handelsgesetzbuch) (“HGB”)) minus the aggregate of its liabilities (section 266 sub-section (3) B, C HGB (but disregarding, for the avoidance of doubt, any provisions in respect of the guaranty created under this Article VII), accruals and deferred tax (section 266 subsection (3) D, E HGB), its stated share capital (gezeichnetes Kapital) (section 266 subsection (3)A(I) HGB) and any amounts not available for distribution according to Section 268 subsection (8) HGB. The Net Assets shall be determined in accordance with the generally accepted accounting principles in Germany consistently applied by the applicable German GmbH Guarantor in preparing its unconsolidated balance sheet (Jahresabschluss according to section 42 GmbHG and sections 242, 264 HGB) in the previous financial years, but for the purposes of the calculation of the Net Assets the following balance sheet items shall be adjusted as follows: (x) the amount of any increase of the stated share capital (Erhöhungen des gezeichneten Kapitals) after the date of this Agreement shall be deducted from the stated share capital unless permitted under the Loan Documents or approved by the Administrative Agent); (y) loans received by, and other contractual liabilities of, the applicable German GmbH Guarantor which are subordinated within the meaning of section 39 subsection 1 no. 5 or section 39 subsection 2 of the German Insolvency Code (Insolvenzordnung) (contractually or by law) shall be disregarded; and (z) loans and other contractual liabilities incurred by the applicable German GmbH Guarantor in violation of the provisions of this Agreement or any other Loan Document shall be disregarded.

(ii) The limitations set forth in Section 7.09(g)(i) only apply if within 15 Business Days after receipt from the Administrative Agent of a notice stating that the Administrative Agent intends to demand payment under this Article VII against the applicable German GmbH Guarantor (each, a “Payment Demand”), the managing director(s) of such German GmbH Guarantor has (have) confirmed in writing to the Administrative Agent (A) why and to what extent the guarantee is an Up-stream Guaranty or a Cross-stream Guaranty and (B) which amount of such Up-stream Guaranty or Cross-stream Guaranty, as applicable, may not be enforced given that the applicable German GmbH Guarantor’s Net Assets are below zero or such enforcement would cause such German GmbH Guarantor’s Net Assets to be reduced below zero, as a result of which such enforcement would lead to a violation of the capital maintenance rules as set out in sections 30 and 31 GmbHG, and such confirmation is supported by evidence reasonably satisfactory to the Administrative Agent, including without limitation an up-to-date balance sheet of such German GmbH Guarantor, together with a detailed calculation of the amount of such German GmbH Guarantor’s Net Assets taking into account the adjustments and obligations set forth in Section 7.09(g)(i) (the “Management Determination”). Each German GmbH Guarantor shall comply with its obligations under this Article VII within the period set forth above, and the Administrative Agent may enforce the guaranty created under this Article VII in an amount which would, in accordance with the Management Determination, not cause such German GmbH Guarantor’s Net Assets to be reduced (or to fall further) below zero. Following receipt by the Administrative Agent of the Management Determination, the applicable German GmbH Guarantor shall deliver to the Administrative Agent upon request within 30 Business Days an up-to-date balance sheet of such German GmbH Guarantor, prepared by an auditor of international reputation appointed by such German GmbH Guarantor, together with a detailed calculation (satisfactory to the Administrative Agent in its reasonable discretion) of the amount of the Net Assets of such German GmbH Guarantor taking into account the adjustments and obligations set forth in Section 7.09(g)(i) (the “Auditor’s Determination”). Such balance sheet and Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles in Germany consistently applied by the applicable German GmbH Guarantor in preparing its unconsolidated balance sheet (Jahresabschluss according to section 42 GmbHG and sections 242, 264 HGB) in the previous financial years. Each Auditor’s Determination shall be prepared as of the date of the enforcement of this Article VII. Each German GmbH Guarantor shall comply with its obligations under this Article VII within the period set forth above and the Administrative Agent shall be entitled to enforce the guaranty created under this Article VII in an amount which would, in accordance with the Auditor’s Determination, not cause the Net Assets of the German GmbH Guarantor to be reduced (or to fall further) below zero.

(iii) Each German GmbH Guarantor shall, within 60 Business Days after receipt of a Payment Demand, realize, unless not legally permitted to do so, any and all of its assets (other than assets that are necessary for the business (betriebsnotwendig) of such German GmbH Guarantor) that are shown in the balance sheet with a book value (Buchwert) that is substantially (i.e., at least 20%) lower than the market value of the assets if, as a result of the enforcement of the guaranty created under this Article VII against such German GmbH Guarantor, its Net Assets would be reduced below zero. After the expiry of such 60 Business Day period, such German GmbH Guarantor shall, within five Business Days, notify the Administrative Agent of the amount of the proceeds obtained from the realization and submit a statement setting forth a new calculation of the amount of the Net Assets of such German GmbH Guarantor taking into account such proceeds. Such calculation shall, upon the Administrative Agent’s reasonable request, be confirmed by the auditors referred to in Section 7.09(g)(ii) within a period of 20 Business Days following the applicable request. If the Administrative Agent disagrees with any Auditor’s Determination or the new calculation referred to in this Section 7.09(g)(iii), the Administrative Agent shall be entitled to pursue in court a claim under this Article VII in excess of the amounts paid or payable pursuant to the provisions above, for the avoidance of doubt, it being understood that the relevant German GmbH Guarantor shall not be obligated to pay any such excessive amounts on demand.

(iv) The restrictions set forth in Section 7.09(g)(i) shall only apply if, to the extent and for so long as (A) the applicable German GmbH Guarantor has complied with its obligations pursuant to Sections 7.09(g)(ii) and (iii), (B) the applicable German GmbH Guarantor is not a party to a profit and loss sharing agreement (Gewinnabführungsvertrag) and/or a domination agreement (Beherrschungsvertrag) (within the meaning of Section 291 of the German Stock Corporation Act (Aktiengesetz)) where such German GmbH Guarantor is the dominated entity (beherrschtes Unternehmen) and/or the entity being obliged to share its profits with the other party of such profit and loss sharing agreement other than to the extent that the existence of such a profit and loss sharing agreement and/or domination agreement does not result in the inapplicability of the relevant restrictions set forth in sections 30 and 31 GmbHG, and (C) the applicable German GmbH Guarantor does, at the time when a payment is made under this Article VII, not hold a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) (within the meaning of section 30 (1) sentence 2 GmbHG) against the relevant shareholder covering at least the relevant amount payable under this Article VII.

(v) Sections 7.09(g)(i) through (iv) shall apply mutatis mutandis to a Guarantor organized and existing as a limited liability partnership (Kommanditgesellschaft – KG) with a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH) as its sole general partner, provided that in such case and for the purpose of this Article VII, any reference to such Guarantor’s net assets (Reinvermögen) shall be deemed to be a reference to the net assets (Reinvermögen) of such Guarantor and its general partner (Komplementär) on a pro forma consolidated basis.

(h) Hong Kong: The liability of each Guarantor incorporated under the laws of Hong Kong under this Article VII and any indemnities, obligations or other liabilities contained elsewhere in this Agreement shall not include any liability or obligation which if incurred would constitute unlawful financial assistance pursuant to Section 275 of the Hong Kong Companies Ordinance (Cap. 622), except as may be exempted under Sections 277 to 282 of the Hong Kong Companies Ordinance (Cap. 622).

(i) Ireland: The liability of each Guarantor incorporated under the laws of Ireland under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability or obligation which would, if incurred, constitute the provision of unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014 of Ireland (as amended).

(j) Luxembourg: Notwithstanding any provision of this Agreement, the obligations and liabilities of any Guarantor having its registered office and/or central administration in Luxembourg for the Obligations of any entity which is not a direct or indirect subsidiary of such Luxembourg Guarantor (where “direct or indirect subsidiary” shall mean any company the majority of share capital of which is owned by such Guarantor, whether directly or indirectly, through other entities) shall be limited to the aggregate of 90% of the net assets of such Guarantor, where the net assets means the shareholders’ equity (capitaux propres, as referred to in Article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts, as amended) of such Guarantor as shown in (i) the latest interim financial statements available, as approved by the shareholders of such Luxembourg Guarantor and existing at the date of the relevant payment under this Article VII, or, if not available, (ii) the latest annual financial statements (comptes annuels) available at the date of such relevant payment, as approved by the shareholders of such Guarantor, as audited by its statutory auditor or its external auditor (réviseur d’entreprises), if required by applicable law; provided, however, that this limitation shall not take into account any amounts such Guarantor has directly or indirectly benefited from and made available as a result of the Loan Documents. The obligations and liabilities of any Guarantor (other than its own Obligations arising due to the sums borrowed by the Borrower) having its registered office and/or central administration in Luxembourg shall not include any obligation which, if incurred, would constitute (A) a misuse of corporate assets or (B) financial assistance.

(k) The Netherlands: No Guarantor incorporated under the laws of The Netherlands or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Netherlands shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:98(c) of the Dutch Civil Code.

(l) Singapore: The liability of each Guarantor incorporated under the laws of Singapore under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any liability which would if incurred constitute unlawful financial assistance pursuant to Section 76 of the Companies Act (Cap. 50) of Singapore.

(m) South Korea: The liability of each Guarantor incorporated under the laws of South Korea and any indemnities, obligations or other liabilities contained elsewhere in this Agreement shall not include any liability or obligation which if incurred would constitute (1) unlawful provision of credit pursuant to Clause 542-9 of the Korean Commercial Code; or (2) unfair business practice of a Bank (as defined under the Korean Act on The Protection Of Financial Consumers) pursuant to Clause 20 of the Korean Act on The Protection Of Financial Consumers.

(n) Spain: The liability of each Guarantor incorporated under the laws of Spain under this Article VII and under any indemnities contained elsewhere in this Agreement shall not include any obligations which would give rise to a breach of the provisions of Spanish law relating to restrictions on the provision of financial assistance (or refinancing of any debt incurred) in connection with the acquisition of shares in the relevant Spanish Loan Party and/or its controlling corporation (or, in the case of a Spanish Loan Party which is a “sociedad de responsabilidad limitada”, of a company in the same group as such Spanish obligor) as provided in article 150 of Spanish Capital Companies Act (Ley de Sociedades de Capital) and article 143.2 of the Spanish Capital Companies Act (Ley de Sociedades de Capital), as applicable. The obligations of each Guarantor incorporated under the laws of Spain under this Article VII shall be capable of enforcement in accordance with applicable law against all present and future assets of such Guarantor save to the extent that applicable Spanish law specifies otherwise. For the purposes of this Article VII, a reference to the “group” of a Guarantor incorporated under the laws of Spain shall mean such Guarantor and any other companies constituting a unity of decision. It shall be presumed that there is unity of decision when any of the scenarios set out in section 1 and/or section 2 of article 42 of the Spanish Commercial Code (Código de Comercio) are met.

(o) Switzerland: (i) The aggregate liability of any Swiss Guarantor under this Agreement (in particular, without limitation, under this Article VII) and any and all other Loan Documents for, or with respect to, obligations of any other Loan Party (other than the wholly owned direct or indirect Subsidiaries of such Swiss Guarantor) shall not exceed the amount of such Swiss Guarantor’s freely disposable equity in accordance with Swiss law, presently being the total shareholder equity less the total of (A) the aggregate share capital and (B) statutory reserves (including reserves for own shares and revaluations as well as capital surplus (agio)) to the extent such reserves cannot be transferred into unrestricted, distributable reserves). The amount of freely disposable equity shall be determined by the statutory auditors of the relevant Swiss Guarantor on the basis of an audited annual or interim balance sheet of such Swiss Guarantor, to be provided to the Administrative Agent by the Swiss Guarantor promptly after having been requested to perform obligations limited pursuant to this Section 7.09(n) (together with a confirmation of the statutory auditors of such Swiss Guarantor that the determined amount of freely disposable equity complies with this Section 7.09(n) and the provisions of Swiss corporate law which are aimed at protecting the share capital and legal reserves).

(ii) The limitation in clause (i) above shall only apply to the extent it is a requirement under applicable law at the time the Swiss Guarantor is required to perform under the Loan Documents. Such limitation shall not free the Swiss Guarantor from its obligations in excess of the freely disposable equity, but merely postpone the performance date thereof until such times when the Swiss Guarantor has again freely disposable equity if and to the extent such freely disposable equity is available.

(iii) Each Swiss Guarantor shall, and any holding company of a Swiss Guarantor which is a party to any Loan Document shall procure that each Swiss Guarantor will, take and cause to be taken all and any action, including, without limitation, (A) the passing of any shareholders’ resolutions to approve any payment or other performance under this Agreement or any other Loan Documents and (B) the obtaining of any confirmations which may be required as a matter of Swiss mandatory law in force at the time the respective Swiss Guarantor is required to make a payment or perform other obligations under this Agreement or any other Loan Document, in order to allow a prompt payment of amounts owing by the Swiss Guarantor under the Loan Documents as well as the performance by the Swiss Guarantor of other obligations under the Loan Documents with a minimum of limitations.

(iv) If the enforcement of the obligations of a Swiss Guarantor under the Loan Documents would be limited due to the effects referred to in this Section 7.09(n), the Swiss Guarantor affected shall further, to the extent permitted by applicable law and Swiss accounting standards and write up or sell any of its assets that are shown in its balance sheet with a book value that is significantly lower than the market value of the assets, in case of sale; however, only if such assets are not necessary for the Swiss Guarantor’s business (nicht betriebsnotwendig).

(p) The Czech Republic: No Guarantor incorporated under the laws of The Czech Republic or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of The Czech Republic shall have any liability pursuant to this Article VII to the extent that the same would result in the violation of financial assistance provisions set out in Section 161e and 161f of the Czech Commercial Code.

(q) The Republic of Poland: (i) A Guaranty by a Guarantor incorporated under the laws of the Republic of Poland or by any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Republic of Poland (each, a “Polish Guarantor”) will be limited in an amount equivalent to (A) the value of all assets (aktywa) of the Polish Guarantor as such value is recorded in (1) its latest annual unconsolidated financial statements or, if they are more up-to date (2) its latest interim unconsolidated financial statements, less (B) the value of all liabilities (zobowiązania) of the Polish Guarantor (whether due or pending maturity), as existing on the date that such Polish Guarantor becomes a Guarantor under this Facility and as such value is recorded in the financial statements referred to in item (1) above and used for the purpose of determination of the value of assets (aktywa) of the Polish Guarantor. The term “liabilities” shall at all times exclude the Polish Guarantor’s liabilities under this Article VII, but shall include any other obligations (secured and unsecured) of the Polish Guarantor, including any other off-balance sheet obligations of the Polish Guarantor.

(ii) The limitation stipulated in Section 7.09(q)(i) above shall not apply if:

(A) Polish law is amended in such a manner that (1) a debtor whose liabilities exceed the value of its assets is no longer deemed insolvent (niewypłacalny) as provided for in Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Agreement and/or as amended or substituted for time to time) or that (2) the insolvency (niewypłacalność) of a debtor within the meaning of Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law (as in force on the date of this Agreement and/or as amended or substituted from time to time) no longer gives grounds for an immediate declaration of its bankruptcy (ogłoszenie upadłości) or no longer obliges the representatives of the Polish Guarantor to immediately file for the declaration of its bankruptcy; or

(B) the aggregate value of the liabilities of the Polish Guarantor (other than those under this Article VII) exceeds the aggregate value of the assets of such Polish Guarantor, thus resulting in the Polish Guarantor’s insolvency within the meaning of Article 11 Sec. 2 of the Polish Bankruptcy and Restructuring Law.

(iii) The obligations under this Article VII of any Polish Guarantor that is a limited liability company (“sp. z.o.o.”) shall be limited if (and only if) and to the extent required by the application of the provisions of the Polish Commercial Companies Code aimed at preservation of share capital. In addition, the obligations under this Article VII of any Polish Guarantor that is a joint stock company (S.A.) shall be limited if (and only if) and to the extent required by the application of the provisions of Article 345 of the Polish Commercial Companies Code which prohibits unlawful financial assistance.

(r) The Kingdom of Sweden: No Guarantor incorporated under the laws of the Kingdom of Sweden or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Kingdom of Sweden shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance pursuant to Chapter 12, Section 7 (or its equivalent from time to time) of the Swedish Companies Act or unlawful distribution of assets pursuant to Chapter 12, Section 2 (or its equivalent from time to time) of the Swedish Companies Act.

(s) The Republic of Finland: No Guarantor incorporated under the laws of the Republic of Finland or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Republic of Finland shall have any liability pursuant to this Article VII to the extent that the same would be prohibited by the Finnish Companies Act (osakeyhtiölaki, 624/2006), as amended.

(t) The Kingdom of Denmark: Notwithstanding any provision to the contrary in this Agreement or any other Loan Documents, the guarantee, indemnity and other obligations (as well as any security created in relation thereto) of any Guarantor incorporated in Denmark (a “Danish Guarantor”) and such Danish Guarantor’s Subsidiaries in this Agreement or any other Loan Document, shall (i) be deemed not to be incurred (and any security created in relation thereto shall be limited) to the extent that the same would constitute unlawful financial assistance, including without limitation within the meaning of Sections 206 and 210 of the Danish Companies Act, as amended and supplemented from time to time; and (ii) in relation to obligations not incurred as a result of borrowings under this Agreement by the Danish Guarantor or by a direct or indirect Subsidiary of the Danish Guarantor further be limited to an amount equivalent to the higher of: (A) the Equity of such Danish Guarantor at the times (1) the Danish Guarantor is requested to make a payment under this Article VII or (2) of enforcement of security granted by such Danish Guarantor, as applicable; and (B) the Equity of such Danish Guarantor at the Closing Date. For the purposes of this Section 7.09(t), “Equity” means the equity (in Danish “egenkapital”) of such Danish Guarantor calculated in accordance with applicable generally accepted accounting principles at the relevant time, however, adjusted: (I) upwards if and to the extent any book value it not equal to market value; (II) by adding back any loans owed by the Danish Guarantor to its direct shareholder to the extent they have not been included in the calculation of the equity, provided that any payment made under this Article VII in respect of such obligations of the Danish Guarantor shall reduce pro tanto the outstanding amount of such shareholder loan owed by the Danish Guarantor; and (III) by adding back obligations (in the amounts outstanding at the time when a claim for payment is made) of the Danish Guarantor in respect of (a) any intercompany loan owing by the Danish Guarantor to the Borrower and originally borrowed by the Borrower under this Agreement and on-lent by the Borrower to the Danish Guarantor, and (b) interest and other costs payable by the Borrower in respect of such loans, provided that any payment made by the Danish Guarantor under this Article VII in respect of such obligations of the Danish Guarantor shall reduce pro tanto the outstanding amount of the intercompany loan owing by the Danish Guarantor. The limitations set forth in this Section 7.09(t) shall apply to such Danish Guarantor’s aggregate obligations and liabilities under any security, guarantee, indemnity, collateral, subordination of rights and claims, subordination or turnover of rights of recourse, application of proceeds and any other means of direct or indirect financial assistance pursuant to this Agreement or any other Loan Document.

(u) The Kingdom of Norway: No Guarantor incorporated under the laws of the Kingdom of Norway or any Guarantor which is a direct or indirect Subsidiary of a company incorporated under the laws of the Kingdom of Norway shall have any liability pursuant to this Article VII to the extent that the same would constitute unlawful financial assistance within the meaning of Section § 8-7 or Section § 8-10 of the Norwegian Limited Companies Act (as from time to time in force or replaced) or lead to a financial exposure resulting in such Guarantor’s breach of the general obligations of Chapter 3 of the Norwegian Limited Companies Act (as from time to time in force or replaced).

(v) Additional Guarantors: With respect to any Additional Guarantor acceding to this Agreement after the Closing Date pursuant to a Guaranty Supplement, to the extent the other provisions of this Section 7.09 do not apply to such Additional Guarantor, the obligations of such Additional Guarantor in respect of this Article VII shall be subject to any limitations set forth in such Guaranty Supplement that are reasonably required by the Administrative Agent following consultation with local counsel in the applicable jurisdiction.

SECTION 7.10. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its Guaranteed Obligations in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.10, or otherwise in respect of the Guaranteed Obligations, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 7.10 constitute, and this Section 7.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03. Exculpatory Provisions. The Administrative Agent, the Bookrunners, the Arrangers, the Documentation Agents or the Syndication Agent, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Bookrunners, the Arrangers, the Documentation Agents or the Syndication Agent, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, any Bookrunner, any Arranger, and Documentation Agent, the Syndication Agent or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06. Resignation of Administrative Agents(a) . (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (iv) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative

Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.12(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

SECTION 8.07. Non-Reliance on the Administrative Agent, the Bookrunners, the Arrangers, the Documentation Agents, the Syndication Agent and the Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, any Bookrunner, any Arranger, any Documentation Agent or the Syndication Agent has made any representation or warranty to it, and that no act by the Administrative Agent, any Bookrunner, any Arranger, any Documentation Agent or the Syndication Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, such Bookrunner, such Arranger, such Documentation Agent or the Syndication Agent to any Lender as to any matter, including whether the Administrative Agent or such Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent, the Bookrunners, the Arrangers, the Documentation Agents and the Syndication Agent that it has, independently and without reliance upon the Administrative Agent, the Bookrunners, the Arrangers, the Documentation Agents, the Syndication Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Bookrunners, the Arrangers, the Documentation Agents, the Syndication Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

SECTION 8.08. No Other Duties, Etc.(e) Anything herein to the contrary notwithstanding, none of the Bookrunners, the Arrangers, the Documentation Agents or the Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 8.09. Guaranty Matters(f) . The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

SECTION 8.10. Certain ERISA Matters

. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender hereto, and (y) covenants, from the date such Person became a Lender hereto to the date such Person ceases being a Lender hereto, for the benefit of the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of or performance of the Advances, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement,

(iii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14) (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) clause (i) in the immediately preceding subsection (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding subsection (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.11. Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent no later than two (2) Business Days after demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Amendments, Etc. (a) Subject to Section 2.07(e)(ii) and clause (2) below, no amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document (other than a Guaranteed Hedge Agreement), nor any consent to a departure by any Loan Party therefrom, shall, in any event, be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (1) [reserved] and (2) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders or, where indicated below, all affected Lenders in addition to the Required Lenders, do any of the following at any time: (i) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to make any determinations, waive any rights, modify any provision or take any action hereunder, (ii) release Borrower with respect to the Obligations (other than any Obligations in respect of any Guaranteed Hedge Agreement), (iii) reduce or limit the obligations of the Parent Guarantor under Article VII or release the Parent Guarantor or otherwise limit the Parent Guarantor’s liability with respect to the Guaranteed Obligations (other than any Guaranteed Obligations with respect to any Guaranteed Hedge Agreement and except as otherwise permitted under the Loan Documents), (iv) other than any Guaranteed Obligations with respect to any Guaranteed Hedge Agreement and except as otherwise contemplated in Section 5.01(j), release any Guaranty that constitutes a material portion of the value of the Guaranteed Obligations (excluding any release of the Guaranty provided by the Parent Guarantor which shall be governed by clause (iii) above), (v) amend Section 2.13, Section 2.11(g) in a manner that would alter the pro rata sharing of payments required thereby or by any other provision of this Agreement, or add any provision to this Agreement that would alter the pro rata sharing of payments required hereunder as of the date hereof, or this Section 9.01, (vi) increase the Commitment of any Lender or subject any Lender to any additional obligations without the consent of such Lender, (vii) reduce the principal of, or interest on, the Advances of any Lender (other than the Obligations with respect to any Guaranteed Hedge Agreement and except to the extent of any reduction resulting from a reallocation effected pursuant to Section 2.21(a)), or any fees or other amounts payable hereunder to any Lender (other than as provided in Section 2.07(e), in each case without the consent of such Lender, (viii) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder to any Lender in each case without the consent of such Lender (other than as provided in Section 2.07(e)), or (ix) extend the Maturity Date without the consent of each Lender, other than as provided by Section 2.16, or (x) modify the definition of the term “Required Lenders”; provided further that (A) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents; and (B) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, amend, waive or consent to any departure from, the provisions of Section 2.07(e) or the defined terms herein pertaining to the establishment, replacement or computation of any interest rate or interest rate margin applicable to any Obligations hereunder (except, in each case, in accordance with Sections 2.07(e) and 9.01(f)). In addition, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature in any of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such this Agreement and/or the applicable Loan Document without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten (10) Business Days following receipt of notice thereof.

(b) In the event that any Lender (a “Non-Consenting Lender”) shall refuse to consent to a waiver or amendment to, or a departure from, the provisions of this Agreement which requires the consent of all Lenders or all affected Lenders and that has, where applicable, been consented to by the Required Lenders, then the Operating Partnership shall have the right, upon written demand to such Non-Consenting Lender and the Administrative Agent given at any time after the date on which such consent was first solicited in writing from the Lenders by the Administrative Agent (a “Consent Request Date”), to cause such Non-Consenting Lender to assign its rights and obligations under this Agreement (including, without limitation, its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to an Eligible Assignee designated by the Borrower and approved by the Administrative Agent (such approval not to be unreasonably withheld) or to another Lender (a “Replacement Lender”). The Replacement Lender shall purchase such interests of the Non-Consenting Lender at par and shall assume the rights and obligations of the Non-Consenting Lender under this Agreement upon execution by the Replacement Lender of an Assignment and Acceptance delivered pursuant to Section 9.07, however the Non-Consenting Lender shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to such assignment. Any Lender that becomes a Non-Consenting Lender agrees that, upon receipt of notice from the Borrower given in accordance with this Section 9.01(b) it shall promptly execute and deliver an Assignment and Acceptance with a Replacement Lender as contemplated by this Section 9.01(b). The execution and delivery of any such Assignment and Acceptance shall not be deemed to comprise a waiver of claims against any Non-Consenting Lender by the Borrower or the Administrative Agent or a waiver of any claims against the Borrower or the Administrative Agent by the Non-Consenting Lender.

(c) Notwithstanding any other provision of this Agreement, Borrower may, by written notice to the Administrative Agent (which shall forward such notice to all Lenders) make an offer (a “Loan Modification Offer”) to all Lenders to make one or more amendments or modifications to allow the maturity of such Commitments of the Accepting Lenders (as defined below) to be extended and, in connection with such extension, to (i) increase the Applicable Margin and/or fees payable with respect to the applicable the Commitments of the Accepting Lenders and/or the payment of additional fees or other consideration to the Accepting Lenders, and/or (ii) change such additional terms and conditions of this Agreement solely as applicable to the Accepting Lenders (such additional changed terms and conditions (to the extent not otherwise approved by the Required Lenders under Section 9.01(a)) to be effective only during the period following the original maturity date in effect immediately prior to its extension by such Accepting Lenders) (collectively, “Permitted Amendments”). Such notice shall set forth (A) the terms and conditions of the requested Permitted Amendments, and (B) the date on which such Permitted Amendments are requested to become effective (which shall not be less than 10 days nor more than 120 days after the date of such notice). Permitted Amendments shall become effective only with respect to the Commitments of the Lenders that accept the Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Commitments as to which such Lender’s acceptance has been made. The Loan Parties, each Accepting Lender and the Administrative Agent shall enter into a loan modification agreement (the “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence (x) the acceptance of the Permitted Amendments and the terms and conditions thereof and (y) the authorization of the Borrower to enter into and perform its obligations under the Loan

Modification Agreement. The Administrative Agent shall promptly notify each Lender as to the effectiveness of any Loan Modification Agreement. Each party hereto agrees that, upon the effectiveness of a Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Commitments of the Accepting Lenders as to which such Lenders’ acceptance has been made.

(d) Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Advances or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders”) will automatically be deemed modified accordingly for the duration of such period), provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(e) Anything herein to the contrary notwithstanding, (i) if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or the other Loan Documents or an inconsistency between a provision of this Agreement and/or a provision of the other Loan Documents, the Administrative Agent and the Borrower shall be permitted to amend such provision to cure such ambiguity, omission, mistake, defect or inconsistency, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document, so long as to do so would not adversely affect the interests of the Lenders in any material respect and (ii) the Administrative Agent and the Borrower may amend the provisions of Section 9.02 with respect to notices that either the Administrative Agent or the Borrower may deliver to each other but not with respect to notices to be delivered to any other Lender.

(f) If the Administrative Agent shall request the consent of the Lenders pursuant to Section 9.01(a) and any Lender shall fail to respond to such consent request (which response must include any information as may have been reasonably requested by the Administrative Agent from such Lender in connection with such consent request) within the earlier of (x) the applicable time period specified for the granting or withholding of such consent pursuant to the Loan Documents, if any, and (y) ten (10) Business Days after delivery of such request, then the Lender that has failed to respond shall be deemed to have consented to such request.

SECTION 9.02. Notices, Etc. (a) Except as otherwise provided herein, all notices and other communications provided for hereunder shall be either (x) in writing (including facsimile or telegraphic communication) and mailed, faxed, telegraphed or delivered, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by email, provided that such email shall, in all cases, include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice (it being agreed, for the avoidance of doubt, that any Notice of Borrowing, notice of repayment or prepayment, notice terminating or reducing Commitments or notice requesting an extension of the Maturity Date or Loan Modification Offer that is transmitted by email shall contain the actual notice or request, as applicable, attached to the email in PDF format or similar format and shall contain a legible signature of the person who executed such notice or request, as applicable), if to:

(i) the Borrower, in care of the Operating Partnership at 5707 Southwest Parkway, Building 1, Suite 275, Austin, TX 78735, Attention: Andrew P. Power, Michael Brown and Jeannie Lee (and in the case of transmission by e mail, with a copy by email to [*], [*] and [*]) and a courtesy copy by regular mail to the attention of Jason Bosworth at Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, CA 90071-1560 (and in the case of transmission by email, with a copy by email to [*]);

(ii) the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified on Schedule 9.02; and

(iii) any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower;

or, as any of the abovementioned parties, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, be effective on the third (3rd) Business Day after being deposited in the mails, when telegraphed, to be effective on the date delivered to the telegraph company, and, when faxed or emailed, be effective on the date of being confirmed by faxed or confirmed by email, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by email or facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement, any Note, any other Loan Document or of any Exhibit hereto or thereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof, provided that any such email shall, in all cases, include an attachment (in PDF format or similar format) containing a copy of such document including the legible signature of the person who executed the same.

(b) Materials required to be delivered pursuant to Section 5.03(a), (b), (d) and (h) shall, if required by the Administrative Agent, be delivered to the Administrative Agent in an electronic communication (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under Article II by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices or other communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes, any other Loan Document or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic transmission system (the “Platform”). Subject to Section 5.03(i), the Administrative Agent shall make available to the Lenders on the Platform the materials delivered to the Administrative Agent pursuant to Section 5.03. The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement, provided that if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by email or facsimile. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender’s email address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective email address for such Lender) and (ii) that any Notice may be sent to such email address.

SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

SECTION 9.04. Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto (subject to the terms of the Fee Letter with respect to counsel fees incurred by the Administrative Agent through the Closing Date) with respect to advising the Administrative Agent as to its rights and responsibilities (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for the Administrative Agent with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Section 5.01(j)) and (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agent and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto), provided that the Loan Parties shall not be required to pay the costs and expenses of more than one counsel for the Administrative Agent and the Lenders, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted Lenders), and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted Lenders).

(b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of one counsel for the Indemnified Parties, absent a conflict of interest (or in the case of a conflict of interest, one additional counsel for all similarly conflicted Indemnified Parties), and any necessary or desirable local or foreign counsel (limited to tax, litigation and corporate counsel in each applicable jurisdiction or, in the case of a conflict of interest, one additional tax, litigation and corporate counsel in such jurisdiction for all similarly conflicted Indemnified Parties)) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct of such Indemnified Party’s officers, directors, employees or agents, (y) a material breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document or (z) a claim not involving an act or omission of any Loan Party or any of their respective Subsidiaries and that is brought by an Indemnified Party against another Indemnified Party (other than against an Arranger, a Bookrunner, a Documentation Agent, the Syndication Agent or the Administrative Agent in their capacities as such). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against the Administrative Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents. This Section 9.04(b) shall not apply with respect to Taxes.

(c) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 9.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent (or any sub-agent thereof), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Facility Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Pro Rata Share of the Facility Exposure at such time (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of the Administrative Agent (or any sub-agent thereof)any of the foregoing acting for the Administrative Agent (or any such sub-agent), in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.02(i).

(d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

(f) Reserved.

(g) No Indemnified Party referred to in Section 9.04(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) such Indemnified Party’s gross negligence or willful misconduct or the gross negligence or willful misconduct of such Indemnified Party’s officers, directors, employees or agents, (y) a material breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Loan Document or (z) a claim not involving an act or omission of any Loan Party or any of their respective Subsidiaries and that is brought by an Indemnified Party against another Indemnified Party (other than against an Arranger, a Bookrunner, a Documentation Agent, the Syndication Agent or the Administrative Agent in their capacities as such).

SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Advances or the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify the Borrower or such Loan Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have. Notwithstanding the foregoing, if any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21(a) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and the Administrative Agent and each Lender and their respective successors and permitted assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lenders and any other attempted assignment or transfer by the Borrower or any other Loan Party shall be null and void.

SECTION 9.07. Assignments and Participations; Replacement Notes (a) Each Lender may (and, if demanded by the Borrower in accordance with Section 2.10(g) or 9.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) [reserved], (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the Transfer Date) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, solely with respect to assignments of Commitments made prior to the Closing Date, such other minimum amount to which the Administrative Agent and the Borrower shall have consented in writing), (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted until the Administrative Agent shall have notified the Lenders that syndication of the Commitments hereunder has been completed, without the consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, (v) each such assignment made as a result of a demand by the Borrower pursuant to Section 2.10(g) or 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, the Processing Fee; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to Section 2.10(g) or 9.01(b), the Borrower shall pay or cause to be paid to the Administrative Agent the Processing Fee; provided further that the Administrative Agent may, in its sole discretion, elect to waive the Processing Fee in the case of any assignment. Notwithstanding the foregoing, no such assignment will be made by any Lender to any Defaulting Lender or Potential Defaulting Lender or any of their respective Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this sentence. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this Section 9.07(a), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(b) Upon such execution, delivery, acceptance and recording, from and after the Transfer Date, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and, with respect to Lenders, the Commitments of, and principal amount (and stated interest) of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note payable to such Eligible Assignee in an amount equal to the portion of the outstanding Advances purchased by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained any portion of the outstanding Advances, a new Note payable to such assigning Lender in an amount equal to the portion of such Advances retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f) Reserved.

(g) Reserved.

(h) Each Lender may sell participations to one or more Persons (other than any natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it) without the consent of the Borrower or the Administrative Agent,; provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except that any agreement with respect to such participation may provide that such participant shall have a right to approve such amendment, waiver or consent to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, and (vi) if, at the time of such sale, such Lender was entitled to payments under Section 2.12(a) or (e) in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future as a result of a change in law or other amounts otherwise includable in Indemnified Taxes) withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.12(g) as if it were a Lender, such participant agrees to be subject to the provisions of Section 2.10(f) as if it were an assignee under this Section 9.07, and such participant shall not be entitled to receive any greater payment under Section 2.12(a) or (e) than such Lender would have been entitled to receive. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(i) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender in accordance with the provisions of Section 9.12.

(j) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, and each other Lender hereunder

(and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this Section 9.07(j), then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(k) (i) If a Lender changes its name it shall, at its own costs and within seven (7) Business Days from the date of the name change, provide and deliver to the Administrative Agent an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in the jurisdiction where such Lender is incorporated, addressed to the Administrative Agent (in form and substance satisfactory to the Administrative Agent): (A) identifying the Lender which has changed its name, its new name, the date from which the change has taken effect; and (B) confirming that the Lender’s obligations under the Loan Documents remain legal, valid, binding and enforceable obligations even after the change of name.

(ii) If a Lender is involved in a corporate reorganization or reconstruction, it shall at its own costs and within seven (7) Business Days from the effective date of such corporate reorganization or reconstruction, provide and deliver to the Administrative Agent: (A) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of the jurisdictions where such Lender is incorporated and where the Lender’s Lending Office is located; and (B) an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in each of those jurisdictions governing the Loan Documents confirming that such Lender’s obligations under the Loan Documents remain legal, valid and binding obligations enforceable as against the surviving entity after the corporate reorganization or reconstruction.

(iii) If a Lender fails to provide and deliver to the Administrative Agent any of the legal opinions referred to in clauses (i) and (ii) above, it shall upon the request of the Administrative Agent, sign and deliver to the Administrative Agent an Assignment and Acceptance, transferring all its rights and obligations under the Loan Documents to the new entity.

(l) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it, if any), including in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any other central bank in accordance with applicable local laws or regulations.

(m) Upon notice to the Borrower from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender’s Note, Borrower will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated, subject to delivery by such Lender to the Borrower of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note.

SECTION 9.08. Execution in Counterparts. This Agreement and each other Loan Document may be executed in any number of counterparts and by different parties hereto or thereto, as applicable, in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile or by email (with the executed counterpart of the signature pages attached to the email in .pdf format or similar format) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document, as applicable. Copies of originals, including copies delivered by facsimile, .pdf, or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement and each other Loan Document. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an electronic signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Without limitation of the foregoing, (a) to the extent the Administrative Agent has agreed to accept such electronic signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such electronic signature purportedly given by or on behalf of any Loan Party or any other party hereto (or to any other Loan Document) without further verification and regardless of the appearance or form of such electronic signature and (b) upon the request of the Administrative Agent or any Lender, any electronic signature shall be promptly followed by a manually executed counterpart. Each Loan Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document and (ii) any claim against the Administrative Agent, each Lender for any liabilities arising solely from such Person’s reliance on or use of electronic signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any electronic signature.

SECTION 9.09. Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

SECTION 9.10. Usury Not Intended. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, taken, charged, received, reserved or paid under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts contracted for, taken, charged, received, reserved or paid on the Advances, include amounts which, by applicable law, are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and, each Lender receiving the same shall credit the same on the principal of the Obligations of the Borrower under the Loan Documents (or if such Obligations shall have been paid in full, refund said excess to the Borrower). In the event that the Obligations of the Borrower under the Loan Documents are accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the principal of the Obligations of the Borrower under the Loan Documents (or, if such Obligations shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Facility all amounts considered to be interest under applicable law at any time contracted for, taken, charged, received, reserved or paid in connection with the Obligations of the Loan Parties under the Loan Documents. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

SECTION 9.11. WAIVER OF JURY TRIAL. BORROWER, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 9.12. Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the prior written consent of the Operating Partnership, other than (a) to such Administrative Agent’s or such Lender’s Affiliates, head office, branches and representative offices, and their officers, directors, employees, agents, advisors and other Related Parties (each, a “Recipient”) and between each other as such Recipient shall consider appropriate, and to actual or prospective Eligible Assignees and participants (including such Eligible Assignee or participant’s Affiliates, Related Funds and professional advisors), and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, provided that, to the extent legally permissible and practicable, the Administrative Agent or Lender, as applicable, shall provide prior written notice of such disclosure to the Operating Partnership in order to permit the Operating Partnership to seek confidential treatment of such information, (c) as requested or required by any state, Federal or foreign authority or examiner regulating, or self-regulatory body having or claiming oversight over, such Lender, provided that, to the extent legally permissible and practicable, the Administrative Agent or Lender, as applicable, shall provide prior written notice of such disclosure to the Operating Partnership in order to permit the Operating Partnership to seek confidential treatment of such information, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) to any service provider of the Administrative Agent or such Lender, provided that the Persons to whom such disclosure is made pursuant to this clause (e) will be informed of the confidential nature of such Confidential Information and shall have agreed in writing to keep such Confidential Information confidential, (f) to any Person that holds a security interest in all or any portion of any Lender’s rights under this Agreement, provided that the Persons to whom such disclosure is made pursuant to this clause (f) will be informed of the confidential nature of such Confidential Information and shall (except with respect to any Applicable Governmental Authority) have agreed in writing to keep such Confidential Information confidential, (g) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (h) to the extent required for the purposes of establishing a “due diligence” defense or a defense against a claim that the Administrative Agent or such Lender, as applicable, has breached its confidentiality obligations, (i) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (j) is independently discovered or developed by a party hereto without utilizing any information received from the Borrower or violating the terms of this Section, (k) to the extent such Confidential Information becomes publicly available other than by reason of disclosure by a Recipient in violation of any confidentiality obligations owing by such Recipient to the Borrower and its Affiliates (including those set forth in this Section 9.12), (l) to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, and (m) with the prior written consent of the Borrower; and in each case the Borrower hereby consents to the disclosure by the Administrative Agent and any Lender of Confidential Information that is made in strict accordance with clauses (a) to (l), and the disclosure of other information relating to the Borrower and the transactions hereunder that does not constitute Confidential Information. Notwithstanding any other provision in this Agreement or any other document, the parties hereby agree that (x) each party (and each employee, representative, or other agent of such party) may each disclose to any and all Persons, without limitation of any kind, the United States tax treatment and United States tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to each party relating to such United States tax treatment and United States tax structure, (y) nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents, or any transaction carried out in connection with any transaction contemplated thereby, to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU and (z) the Administrative Agent may disclose the identity of any Defaulting Lender to the other Lenders and the Borrower if requested by any Lender or the Borrower. In acting as the Administrative Agent, Bank of America shall be regarded as acting through its agency division which shall be treated as a separate division from any of its other divisions or departments and, notwithstanding any of the Administrative Agent’s disclosure obligations hereunder, any information received by any other division or department of Bank of America may be treated as confidential and shall not be regarded as having been given to Bank of America’s agency division. Each Recipient may disclose any Confidential Information pursuant to and subject to clauses (b) and (c) above. For the purposes of the Personal Data Protection Act (2012) of Singapore, each of the Loan Parties acknowledges that it has read and understood the Customer Circular relating to the Personal Data Protection Act (for Corporate and Institutional Customers) (the “Privacy Circular”), which is available at lendersupport@bofa.com or upon request, and which explains the purposes for which a Lender may collect, use, disclose and process (collectively, “process”) personal data of natural persons. Each of the Loan Parties warrants that to the extent required by applicable law or regulation, it has provided notice to and obtained consent from relevant natural persons to allow the Lenders to process its personal data as described in the Privacy Circular as may be updated from time to time, prior to disclosure of such personal data to such Lender. Each of the Loan Parties further warrants that any such consent has been granted by these natural persons.

SECTION 9.13. Patriot Act; Anti-Money Laundering Notification; Beneficial Ownership.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that (a) pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and other Anti-Corruption Laws and anti-terrorism laws and regulations, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and such other Anti-Corruption Laws and anti-terrorism laws and regulations and (b) pursuant to the Beneficial Ownership Regulation, it is required, to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to obtain a Beneficial Ownership Certification in connection with the execution and delivery of this Agreement. The Parent Guarantor, the Operating Partnership and the Borrower shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender to assist the Administrative Agent or Lender in maintaining compliance with the Patriot Act and other Anti-Corruption Laws and anti-terrorism laws and regulations including Sanctions and the Trading with the Enemy Act.

SECTION 9.14. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each such party further agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Except to the extent set forth in clause (c) below, nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 9.15. Governing Law. This Agreement (including, for the avoidance of doubt, Section 9.14) and the other Loan Documents, including but not limited to the validity, interpretation, construction, breach, enforcement or termination hereof and thereof, shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9.16. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 9.17. Reserved.

SECTION 9.18. No Fiduciary Duties. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Administrative Agent, any Lender or any Affiliate thereof, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties agree that the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions. Each Loan Party agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each of the Loan Parties acknowledges that the Administrative Agent, the Lenders and their respective Affiliates may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which a Loan Party may regard as conflicting with its interests and may possess information (whether or not material to the Loan Parties) other than as a result of (x) the Administrative Agent acting as administrative agent hereunder or (y) the Lenders acting as lenders hereunder, that the Administrative Agent or any such Lender may not be entitled to share with any Loan Party. Without prejudice to the foregoing, each of the Loan Parties agrees that the Administrative Agent, the Lenders and their respective Affiliates may (a) deal (whether for its own or its customers’ account) in, or advise on, securities of any Person, and (b) accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with other Persons in each case, as if the Administrative Agent were not the Administrative Agent and as if the Lenders were not Lenders, and without any duty to account therefor to the Loan Parties. Each of the Loan Parties hereby irrevocably waives, in favor of the Administrative Agent, the Lenders and the Arrangers, any conflict of interest which may arise by virtue of the Administrative Agent, the Arrangers and/or the Lenders acting in various capacities under the Loan Documents or for other customers of the Administrative Agent, any Arranger or any Lender as described in this Section 9.18.

SECTION 9.19. Reserved.

SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

SECTION 9.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 9.21, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

(ii) “Covered Entity” means any of the following:

(iii) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(iv) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(v) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(vi) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(vii) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

[BALANCE OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first above written.

BORROWER

DIGITAL REALTY TRUST, L.P.,
a Maryland limited partnership

By:	DIGITAL REALTY TRUST, INC., its sole general partner

By:	/s/ Andrew P. Power
Name:	Andrew P. Power
Title:	President and Chief Executive Officer

Signature Page to USD Digital Term Loan Agreement

GUARANTORS:

DIGITAL REALTY TRUST, INC.,
a Maryland corporation

By:	/s/ Andrew P. Power
Name:	Andrew P. Power
Title:	President and Chief Executive Officer

DIGITAL EURO FINCO, LLC,
a Delaware limited liability company

By:	Digital Euro Finco, L.P., its sole member

By:	Digital Euro Finco GP, LLC, its general partner

By:	Digital Realty Trust, L.P., its member

By:	Digital Realty Trust, Inc., its general partner

By:	/s/ Andrew P. Power
Name:	Andrew P. Power
Title:	President and Chief Executive Officer

DIGITAL DUTCH FINCO B.V.,
a Dutch private limited liability company

By:	/s/ Jeannie Lee
Name:	Jeannie Lee
Title:	Director

Signature Page to USD Digital Term Loan Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Dennis Kwan
Name: Dennis Kwan
Title: Senior Vice President

Signature Page to USD Digital Term Loan Agreement

LENDER:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Dennis Kwan
Name: Dennis Kwan
Title: Senior Vice President

Signature Page to USD Digital Term Loan Agreement

LENDER:

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Brian Smolowitz
Name: Brian Smolowitz
Title: Vice President

Signature Page to USD Digital Term Loan Agreement

LENDER:

CAPITAL ONE, N.A., as a Lender

By:	/s/ Jessica W. Phillips
Name: Jessica W. Phillips
Title: Authorized Signatory

Signature Page to USD Digital Term Loan Agreement

LENDER:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K Chu
Name: Ming K Chu
Title: Director

By:	/s/ Douglas Darman
Name: Douglas Darman
Title: Director

Signature Page to USD Digital Term Loan Agreement

LENDER:

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

Signature Page to USD Digital Term Loan Agreement

LENDER:

OVERSEA CHINESE BANKING CORPORATION LIMITED LOS ANGELES AGENCY, as a Lender

By:	/s/ Charles Ong
Name: Charles Ong
Title: General Manager

Signature Page to USD Digital Term Loan Agreement

LENDER:

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brandon K. Fiddler
Name: Brandon K. Fiddler
Title: Senior Vice President

Signature Page to USD Digital Term Loan Agreement

LENDER:

RAYMOND JAMES BANK, as a Lender

By:	/s/ Douglas S. Marron
Name: Douglas S. Marron
Title: Senior Vice President

Signature Page to USD Digital Term Loan Agreement

LENDER:

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Rosa Pritsch
Name: Rosa Pritsch
Title: Director

Signature Page to USD Digital Term Loan Agreement

LENDER:

THE BANK OF CHINA, LOS ANGELES BRANCH, as a Lender

By:	/s/ Jason Fu
Name: Jason Fu
Title: SVP

Signature Page to USD Digital Term Loan Agreement

LENDER:

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Luke Copley
Name: Luke Copley
Title: Director

Signature Page to USD Digital Term Loan Agreement

LENDER:

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ John Glotzbecker
Name: John Glotzbecker
Title: Authorized Signatory

Signature Page to USD Digital Term Loan Agreement

LENDER:

DBS BANK LTD., as a Lender

By:	/s/ Kate Khoo
Name: Kate Khoo
Title: Vice President

Signature Page to USD Digital Term Loan Agreement

LENDER:

CITIBANK, N.A., as a Lender

By:	/s/ Christopher Albano
Name: Christopher Albano
Title: Authorized Signatory

Signature Page to USD Digital Term Loan Agreement

LENDER:

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as a Lender

By:	/s/ Cara Younger
Name: Cara Younger
Title: Managing Director

By:	/s/ Miriam Trautmann
Name: Miriam Trautmann
Title: Managing Director

Signature Page to USD Digital Term Loan Agreement

LENDER:

BNP PARIBAS, as a Lender

By:	/s/ Maria Mulic
Name: Maria Mulic
Title: Managing Director

By:	/s/ Jonathan Lasner
Name: Jonathan Lasner
Title: Director

Signature Page to USD Digital Term Loan Agreement

LENDER:

CREDIT SUISSE AG, NEW YORK BRANCH, as a Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By:	/s/ Wing Yee Lee-Cember
Name: Wing Yee Lee-Cember
Title: Authorized Signatory

Signature Page to USD Digital Term Loan Agreement

LENDER:

ING BANK N.V., DUBLIN BRANCH, as a Lender

By:	/s/ Padraig Matthews
Name: Padraig Matthews
Title: Director

By:	/s/ Rosemary Healy
Name: Rosemary Healy
Title: Vice President

Signature Page to USD Digital Term Loan Agreement

LENDER:

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Brian Gross
Name: Brian Gross
Title: Authorized Signatory

Signature Page to USD Digital Term Loan Agreement

LENDER:

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Ted Jurgielewicz
Name: Ted Jurgielewicz
Title: Director

Signature Page to USD Digital Term Loan Agreement

LENDER:

TRUIST BANK, as a Lender

By:	/s/ Ryan Almond
Name: Ryan Almond
Title: Director

Signature Page to USD Digital Term Loan Agreement

SCHEDULE I

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment		Applicable Percentage
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
TOTAL	$740,000,000.00		100%

[*]	Confidential Information has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule II

Reserved

Schedule III

Reserved

Schedule IV

Reserved

Schedule V

Deemed Qualifying Ground Leases

1.	[*]

2.	[*]

3.	[*]

4.	[*]

5.	[*]

6.	[*]

7.	[*]

[*]	Confidential Information has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule VI

Reserved

Schedule VII

Short-Term Leased Assets

Location	City		Lease End Date
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]
[*]	[	*]	[	*]

[*]	Confidential Information has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Schedule 4.01(n)

Surviving Debt

Properties/Debt	Obligor	Maturity Date	Outstanding Principal Amount (in $)[1]	Amortization
2001 Sixth Avenue – Mortgage (2)	2001 Sixth LLC	July 11, 2027	132,300,000	Interest Only
ICN10 Facility	Digital Seoul No. 1 PIA Professional Investors Private Real Estate Investment LLC and Digital Realty Trust, L.P.	December 31, 2030	11,801,000	Amortizing
Ascenty Brazil(2)	Ascenty Data Centers E Telecomunicações S.A. and Ascenty Holding Brasil S.A.	March 22, 2026	408,000,000	Amortizing
Ascenty Mexico(2)	Ascenty México, S. de R.L. de C.V.	April 5, 2027	30,600,000	Amortizing
Ascenty Mexico(2)	Ascenty México, S. de R.L. de C.V.	July 30, 2023	12,240,000	Interest Only
Ascenty Chile(2)	Ascenty Chile SpA	November 28, 2025	19,771,000	Amortizing
Teraco Term Loan	Teraco Data Environments Proprietary Limited	March 31, 2025	67,935,000	Amortizing
Teraco CapEx 6	Teraco Data Environments Proprietary Limited	March 31, 2025	38,466,000	Amortizing
Teraco CapEx 7	Teraco Data Environments Proprietary Limited	October 7, 2025	108,864,000	Amortizing
Teraco CapEx 8	Teraco Data Environments Proprietary Limited	November 30, 2026	56,752,000	Amortizing
0.125% Senior Notes due 2022 (3)	Digital Realty Trust, L.P. and Digital Dutch Finco B.V.	October 15, 2022	294,060,000	Interest Only
0.60% Senior Notes due 2023	Digital Intrepid Holding B.V.	October 2, 2023	101,304,000	Interest Only
2.625% Senior Notes due 2024	Digital Realty Trust, L.P and Digital Euro Finco, LLC	April 15, 2024	588,1200,000	Interest Only
2.75% Senior Notes due 2024	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	July 19, 2024	279,250,000	Interest Only
4.25% Senior Notes due 2025	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	January 17, 2025	446,800,000	Interest Only
0.625% Senior Notes due 2025	Digital Realty Trust, L.P. and Digital Dutch Finco B.V.	July 15, 2025	637,130,000	Interest Only
2.50% Senior Notes due 2026	Digital Realty Trust, L.P and Digital Euro Finco, LLC	January 16, 2026	1,053,715,000	Interest Only

Properties/Debt	Obligor	Maturity Date	Outstanding Principal Amount (in $)[1]	Amortization
0.20% Senior Notes due 2026	Digital Realty Trust, L.P and Digital Intrepid Holding B.V.	December 15, 2026	278,585,000	Interest Only
1.70% Senior Notes due 2027	Digital Intrepid Holding B.V.	March 30, 2027	151,956,000	Interest Only
3.70% Senior Notes due 2027	Digital Realty Trust, L.P.	August 15, 2027	1,000,000,000	Interest Only
5.55% Senior Notes due 2028	Digital Realty Trust, L.P.	January 15, 2028	550,000,000	Interest Only
1.125% Senior Notes due 2028	Digital Realty Trust, L.P and Digital Euro Finco, LLC	April 9, 2028	490,100,000	Interest Only
4.45% Senior Notes due 2028	Digital Realty Trust, L.P.	July 15, 2028	650,000,000	Interest Only
0.55% Senior Notes due 2029	Digital Realty Trust, L.P and Digital Intrepid Holding B.V.	April 16, 2029	273,520,000	Interest Only
3.60% Senior Notes due 2029	Digital Realty Trust, L.P.	July 1, 2029	900,000,000	Interest Only
3.30% Senior Notes due 2029	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	July 19, 2029	390,950,000	Interest Only
1.50% Senior Notes due 2030	Digital Realty Trust, L.P. and Digital Dutch Finco B.V.	March 15, 2030	735,150,000	Interest Only
3.75% Senior Notes due 2030	Digital Realty Trust, L.P. and Digital Stout Holding, LLC	October 17, 2030	614,350,000	Interest Only
1.25% Senior Notes due 2031	Digital Realty Trust, L.P. and Digital Dutch Finco B.V.	February 1, 2031	490,100,000	Interest Only
0.625% Senior Notes due 2031	Digital Realty Trust, L.P and Digital Intrepid Holding B.V.	July 15, 2031	980,200,000	Interest Only
1.00% Senior Notes due 2032	Digital Realty Trust, L.P. and Digital Dutch Finco B.V.	January 15, 2032	735,150,000	Interest Only
1.375% Senior Notes due 2032	Digital Intrepid Holding B.V.	July 18, 2032	735,150,000	Interest Only

Properties/Debt	Obligor	Maturity Date	Outstanding Principal Amount (in $)[1]	Amortization
Unsecured Revolving Credit Facility	Digital Realty Trust, L.P. Digital Singapore Jurong East PTE. Ltd. Digital Singapore 1 Pte. Ltd. Digital Singapore 2 Pte. Ltd. Digital HK Kin Chuen Limited Digital EURO Finco, L.P. Digital Stout Holding, LLC Digital Japan, LLC Digital HK JV Holding Limited Moose Ventures LP Digital Dutch Finco B.V. Intrepid Holdings B.V. Digital Australia Finco Pty Ltd Digital Realty Korea Ltd. Digital Seoul 2 Ltd. PT Digital Jakarta One	January 24, 2026	2,169,882,000	Interest Only
Yen Facility	Digital Japan, LLC	January 24, 2026	103,290,000	Interest Only
Euro Term Loan	Digital Dutch Finco B.V.	August 11, 2025	735,150,000	Interest Only

1)	Balances as of September 30, 2022, unless otherwise indicated.
2)	The outstanding principal amount represents JV Pro Rata Share of Debt for Borrowed Money.
3)	Retired on October 17, 2022.

Schedule 9.02

Administrative Agent’s Office; Certain Addresses for Notices

[*]

[*]	Confidential Information has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.